                                                                  EXHIBIT 10(dd)

                       PURCHASE AND SALE BY AND BETWEEN


                        HACIENDA HOTEL, INC. ("Seller")
                                      and
                  WILLIAM G. BENNETT and/or Assigns ("Buyer")


                                    of the



                           HACIENDA HOTEL AND CASINO
                               Las Vegas, Nevada



                Dated:            January  10         , 1995 .
                       -------------------------------    --



Counsel for                                                          Counsel for
"Seller"                                                                 "Buyer"
William J. Raggio, Esq.                                  George P. Kelesis, Esq.
John P. Sande, III, Esq.                                Cherry, Bailus & Kelesis
Vargas & Bartlett                                              600 S. 8th Street
201 W. Liberty St.                                      Las Vegas, Nevada  89101
P. O. Box 281                                                       702/385-3788
Reno, Nevada  89504
702/786-5000

                               TABLE OF CONTENTS

ARTICLE I.................................................................   1
     1 Definitions........................................................   1
       -----------

ARTICLE II................................................................   2
     2 Sale of Property...................................................   2
       ----------------
           2.1  Closing Date..............................................   2
                ------------
           2.2  Property Exceptions.......................................   4
                -------------------
           2.3  Prorations and Allocations................................   6
                --------------------------

ARTICLE III...............................................................   7
     3 Purchase Price.....................................................   7
       --------------
           3.1  Purchase Price............................................   7
                --------------
           3.2  Payment...................................................   7
                -------
           3.3  Costs.....................................................   9
                -----
           3.4  Gaming Taxes..............................................   9
                ------------
           3.5  Allocation of Purchase Price..............................   9
                ----------------------------

ARTICLE IV................................................................  10
     4 Contracts and Assumption of Liabilities............................  10
       ---------------------------------------
           4.1  Contracts.................................................  10
                ---------
           4.2  Assumption of Liabilities by Buyer........................  12
                ----------------------------------
           4.3  Excluded Liabilities......................................  14
                --------------------

ARTICLE V.................................................................  14
     5 Title to Real Property.............................................  14
       ----------------------
           5.1  Title Reports and Exceptions..............................  14
                ----------------------------
           5.2  Title Policy..............................................  16
                ------------

ARTICLE VI................................................................  17
     6 Representations and Warranties.....................................  17
       ------------------------------
           6.1  Seller's Representations and Warranties...................  17
                ---------------------------------------
                 (a) Due Organization.....................................  17
                     ----------------
                 (b) Binding Effect.......................................  17
                     --------------
                 (c) Notices and Approvals; No Violation of Agreement.....  17
                     ------------------------------------------------
                 (d) Compliance with Laws.................................  18
                     --------------------
                 (e) Contracts............................................  18
                     ---------
                 (f) Litigation...........................................  19
                     ----------
                 (g) Employees, Officers and Directors: Employment and
                     -------------------------------------------------
                     Similar Contracts: Benefits..........................  19
                     ---------------------------
                 (h) Eminent Domain or Other Proceedings..................  20
                     -----------------------------------
                 (i) Properties...........................................  20
                     ----------
                 (j) Leases...............................................  21
                     ------
                 (k) Insurance............................................  21
                     ---------
                 (l) Condition............................................  21
                     ---------
                 (m) Hazardous Waste......................................  22
                     ---------------
                 (n) Reports..............................................  23
                     -------
                 (o) Condemnation Proceeding..............................  23
                     -----------------------
                 (p) Zoning...............................................  23
                     ------

                 (q) Affiliated Parties...................................  23
                     ------------------
           6.2  Buyer's Representation and Warranties.....................  24
                -------------------------------------
                 (a) Due Organization.....................................  24
                     ----------------
                 (b) Binding Effect.......................................  24
                     --------------
                 (c) Notices and Approvals, No Violation of Agreements....  24
                     -------------------------------------------------
                 (d) Litigation...........................................  25
                     ----------

ARTICLE VII...............................................................  25
     7 Condition of the Property; Access and Observers; Independent
       ------------------------------------------------------------
       Investigation......................................................  25
       -------------
           7.1  Access and Observers......................................  25
                --------------------
           7.2  Inspections...............................................  26
                -----------
           7.3  Maintenance of Property...................................  26
                -----------------------

ARTICLE VIII..............................................................  27
     8 Conditions Precedent to Closing and Covenants......................  27
       ---------------------------------------------
           8.1  Buyer's Conditions........................................  27
                ------------------
           8.2  Seller's Conditions.......................................  28
                -------------------
           8.3  Hart-Scott-Rodino Filing..................................  28
                ------------------------
           8.4  Cooperation...............................................  29
                -----------
           8.5  Asset Transfer............................................  29
                --------------
           8.6  Gaming Licenses...........................................  30
                ---------------

ARTICLE IX................................................................  30
     9 Conduct of Business................................................  30
       -------------------
           9.1  Seller's Conduct of Business..............................  30
                ----------------------------
           9.2  No Solicitation...........................................  33
                ---------------

ARTICLE X.................................................................  34
     10 Risk of Loss......................................................  34
        ------------
           10.1  Risk of Loss.............................................  34
                 ------------
           10.2  Material Loss............................................  35
                 -------------
           10.3  Uniform Act..............................................  35
                 -----------

ARTICLE XI................................................................  35
     11 Termination; Remedies.............................................  35
        ---------------------
           11.1  Termination..............................................  35
                 -----------
           11.2  Effect of Termination....................................  36
                 ---------------------
           11.3  Notice of Seller's Breach; Right to Cure.................  37
                 ----------------------------------------
           11.4  Specific Performance.....................................  39
                 --------------------

ARTICLE XII...............................................................  39
     12 Closing...........................................................  39
        -------
           12.1  Closing..................................................  39
                 -------
           12.2  Seller's Delivery........................................  39
                 -----------------
           12.3  Buyer's Delivery.........................................  42
                 ----------------
           12.4  Approval of Closing Documents............................  43
                 -----------------------------
           12.5  Possession...............................................  43
                 ----------
           12.6  No Merger................................................  43
                 ---------

ARTICLE XIII..............................................................  43

     13 Post Closing Covenant.............................................  43
        ---------------------
           13.1  Further Assurances.......................................  43
                 ------------------
           13.2  Cooperation Retention of Records.........................  43
                 --------------------------------
           13.3  Labor Arbitration and Grievances of Sellers..............  44
                 -------------------------------------------

ARTICLE XIV...............................................................  45
     14 Brokerage Fees....................................................  45
        --------------

ARTICLE XV................................................................  45
     15 Survival of Representations and Warranties:  Indemnification......  45
        ------------------------------------------------------------
           15.1  Seller's Indemnity.......................................  45
                 ------------------
           15.2  Buyer's Indemnity........................................  46
                 -----------------
           15.3  Notice of Claim..........................................  46
                 ---------------

ARTICLE XVI...............................................................  48
     16 Guarantor.........................................................  48
        ---------
           16.1  Guarantee (Bennett)......................................  48
                 -------------------
           16.2  Guarantee (Sahara Gaming Corp.)..........................  48
                 -------------------------------

ARTICLE XVII..............................................................  48
     17 Notices...........................................................  48
        -------

ARTICLE XVIII.............................................................  49
     18 Miscellaneous.....................................................  49
        -------------
           18.1  Nevada Law...............................................  49
                 ----------
           18.2  Assignment; Binding Effect...............................  49
                 --------------------------
           18.3  Partial Invalidity.......................................  49
                 ------------------
           18.4  Time of Essence..........................................  49
                 ---------------
           18.5  Captions.................................................  50
                 --------
           18.6  Pronouns.................................................  50
                 --------
           18.7  Knowledge of Party.......................................  50
                 ------------------
           18.8  Entire Agreement; Amendment; Waiver......................  50
                 -----------------------------------
           18.9  No Third Party Beneficiary...............................  50
                 --------------------------
           18.10  Counterparts............................................  51
                  ------------
           18.11  Attorney's Fees.........................................  51
                  ---------------
           18.12  Jurisdiction............................................  51
                  ------------
           18.13  No Party Deemed Drafter.................................  51
                  -----------------------

EXHIBIT(S)................................................................  52
          "A" Real Property Description...................................  53
              -------------------------
          "B" Choses in Action............................................  54
              ----------------
          "C" Third Party (Tangible Personal Property)....................  55
              ----------------------------------------
          "D" Personal Property Retained by Seller........................  56
              ------------------------------------
          "E" Other Assets Retained by Seller.............................  57
              -------------------------------
          "F" Purchase Price Allocation...................................  58
              -------------------------
          "G" Material Contracts..........................................  59
              ------------------
          "H" Contracts (Excluding Material Contracts)....................  60
              ----------------------------------------
          "I" Assumed Liabilities.........................................  61
              -------------------
          "J" Assumed Customer Benefits...................................  62
              -------------------------
          "K" Contracts  (Other than those described in Exhibits "G"
              ------------------------------------------------------
              and "H".....................................................  63
              -------

          "L" Affiliated Parties..........................................  64
              ------------------
          "M" Seller Litigation and Other Actions.........................  65
              -----------------------------------
          "N" Employee Benefit Plans......................................  66
              ----------------------
          "O" Leases and Licenses.........................................  67
              -------------------
          "P" Insurance Policies and Contracts............................  68
              --------------------------------
          "Q" Buyer Litigation and Other Actions..........................  69
              ----------------------------------

                        AGREEMENT FOR PURCHASE AND SALE


     THIS AGREEMENT FOR PURCHASE AND SALE ("Agreement") is made and entered into by and among Hacienda Hotel, Inc., a Nevada corporation, doing business as Hacienda Resort Hotel & Casino ("Seller") and Sahara Gaming Corporation ("Guarantor") and WILLIAM G. BENNETT and/or Assigns ("Buyer").

                             W I T N E S S E T H :
                             ---------------------

     WHEREAS, Seller is the owner of certain improved Real Property located in Clark County, Nevada, commonly known as the Hacienda Resort Hotel and Casino, which is more particularly described on Exhibit "A" attached hereto; and

     WHEREAS, the parties hereto have reached an understanding with respect to the sale by Seller and the purchase by Buyer of the Real Property and of the assets of the Business, except as hereinafter specifically excluded; and

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and upon and subject to the terms and conditions hereinafter set forth, Seller and Buyer agree as follows:

                                   ARTICLE I
1    Definitions
     -----------

     1.1 Reference is made to Exhibit "A" attached hereto (which Exhibit is, and any and all Exhibits hereinafter referred to in this Agreement are, by such reference, incorporated herein and made a part hereof for all purposes) for the meaning of capitalized terms used herein and defined for purposes of this Agreement.

. . . . .

. . . . .

                                  ARTICLE II
2    Sale of Property
     ----------------

     2.1  Closing Date.  At the Closing, Seller agrees to sell, transfer and
          ------------
convey to Buyer, and Buyer agrees to purchase from Seller, for the consideration hereinafter provided, the following assets owned by Seller (which assets are herein collectively called the "Property"):

          (a) Certain improved real property located in Clark County, Nevada, owned by Seller, and more particularly described in Exhibit "A", attached hereto (the "Hacienda Parcel"), together with rights, appurtenances, buildings and improvements thereto and thereon, including the following:

              (i) All of Seller's right, title and interest in and to (A) all rights, privileges and easements appurtenant to the Hacienda Parcel, and (B) all development rights, air rights, water, water rights and all of Seller's right, title and interest in and to any minerals, oil, gas and other hydrocarbon substances on or under said real property relating to the Hacienda Parcel; and

              (ii) All of Seller's right, title and interest in and to the improvements and fixtures (including heating and air conditioning systems and fixtures used to provide any utility services, food and beverage services, recreation, and other services or activities) located on the Hacienda Parcel.

              The Hacienda Parcel, together with all rights and appurtenances thereto and all buildings, improvements, fixtures and other items of real property thereon is hereinafter referred to as the "Real Property".

          (a) All of Seller's right, title and interest in and to the furniture and furnishings, equipment, appliances, motor vehicles and other transportation equipment, tools, signs and signage, utensils, tableware, chinaware, glassware, silverware, telephone equipment and all of its related software, all computer hardware, computer software, owned or licensed by Seller, including, without limitation, all
source codes and data whether on   tape, disc, or other computerized format, all
related user manuals, computer records, service codes, programs, stored material and data bases, all access codes and instructions to obtain access and/or utilize the information contained on such computer records, all internal manuals, all operational manuals, all personnel manuals, all administrative manuals, and all other tangible personal property owned by Seller on the Closing Date and used in the ownership, operation and maintenance of the business
(hereinafter "Personal Property"   and/or "Business"), including, but not
limited to, all assignable warranties and guarantees on any such items of Personal Property.

          (b) All of Seller's right, title and interest, if any, in and to any intangible personal property owned by Seller and used in the ownership, use and operation of the Business ("Intangible Personal Property"), including without limitation, the name "Hacienda Resort Hotel & Casino", displays, symbols, color arrangements, logos, trademarks, copyrights, licenses, patents and words and devices, relating directly or indirectly to and used by Seller solely in connection with the Business, or which identify the products or services of the Business (and any goodwill associated with such name and with such marks). Seller specifically makes no representations regarding the validity of any marks or registrations of record, if any, with regards to the name or use of Hacienda Resort Hotel & Casino and makes no representations or warranties concerning the name or use of Hacienda Resort Hotel & Casino;

          (c) All of Seller's right, title and interest in and to all customer lists, and customer mailing lists, relating to the business;

. . . . .

. . . . .

          (d) All of Seller's right, title and interest in and to all advance reservations, bookings, originals of casino credit cards and credit files. In addition to the foregoing, copies of such accounting records and reports relating to the Business as Buyer may reasonably request or which are necessary for the continued and uninterrupted operation of the Business by Buyer from and after the Closing Date;

          (e) All of Seller's right, title and interest in and to any telephone numbers used exclusively in connection with the business;

          (f)   All assignable Contracts as described in Section 4.1 hereof;

          (h) Upon final licensing approval to transfer the gaming devices by Nevada State Gaming Control Board and Commission and Clark County authorities, all of Seller's right, title and interest to all gaming devices and/or equipment used in connection with the Business.

          (g) The Real Property and the Personal Property, described herein above, shall be conveyed to Buyer free and clear of all liabilities, obligations, security interest, liens and encumbrances except for those expressly approved by the Buyer.

     2.2  Property Exceptions.  Anything in Section 2.1 of this Agreement to
          -------------------
the contrary notwithstanding, the Property does not include and Seller reserves and retains all right, title and interest in and to:

          (a)   All cash and cash equivalents;

          (b)   All Hacienda gaming chips (including reserve chips) and tokens;

          (c) All contracts for the use of the Recreational Vehicle Park located on the Real Property that were entered into pursuant to the "Hacienda Adventure Program".

. . . . .

. . . . .

Seller shall take such steps as are necessary to terminate within eighteen (18) months of the Closing Date (hereinafter "Termination Period") any rights of the members of the program to use the Recreational Vehicle Park or any part of the Real Property. During the Termination Period, Seller shall pay monthly to Buyer all direct expenses that Buyer incurs in operating the recreational vehicle park, including, but not limited to, utilities and labor; but at the end of the Termination Period, Seller shall have no obligation to remove any improvements or facilities from the Recreational Vehicle Park. Except for Buyer's obligations to maintain and operate the Recreational Vehicle Park during the period, Buyer assumes no obligations or duties to any of the members of the Hacienda Adventure Program after the period and any such obligations or duties shall be Excluded Liabilities under Section 4.3 and be subject to Indemnification by Seller. To the extent necessary for Seller to transfer said memberships, Seller shall be entitled to receive that portion of rights required of well permit 25324, or its equivalent thereof in Buyer's discretion, and Buyer and Seller shall cooperate fully to effect such transfer.

          (d) All Seller's inventories of food and beverage stocks, and gift shop inventory, unless Buyer elects to purchase any or all of such items at Closing. Should Buyer so elect, the purchase price of any such items shall be its cost to Seller. (Seller and Buyer shall complete the inventory Twenty-Four
(24) hours prior to Closing)

          (e) All of Seller's right, title and interest in and to all markers, guest ledger receivables (lounge, restaurant and others), rents and other accounts and notes receivable relating to the Business accrued on or before the Closing Date.

          (f)   Seller's books and records, except as provided in Section
2.1(d).

          (g) Securities, investments, bank accounts, deposits by Seller and refund claims, whether or not such assets relate to Seller's ownership of the Property or operation of the Business;

          (h) Any insurance and rights thereunder except as otherwise provided in this Agreement;

          (i)   Choses in action, claims and litigation, described in Exhibit
"B";

          (j) Any tangible personal property, described in Exhibit "C", owned by third parties, leased, or loaned to Seller for use in the Business, unless the lease therefor is a Contract;

          (k) Any items of equipment or other personal property (other than any books and records covered by Section 2.1(e) hereof) which are not used exclusively in connection with the ownership, or necessary to, the operation of the Business, described in Exhibit "D";

          (l) Any other assets which are not designated for use or exclusively used in connection with the ownership, operation or maintenance of the Business, described in Exhibit "E";

          (m) That certain real property located in Las Vegas, Nevada, known as the "Cambridge Building", any assets used in connection with Hacienda Hawaiian and the Mount Charleston Properties.

     2.3  Prorations and Allocations
          --------------------------

          (a) Credits and payments shall be prorated as of the Closing (except as otherwise indicated), including, but not limited to:

                (i) Non-delinquent real and personal property taxes and assessments (and including any supplemental assessments);

                (ii) Utilities shall be prorated as of the Closing (or as soon as practicable theretofore or thereafter). Buyer shall make appropriate arrangements for transfer of all necessary utility and other services in its own name to be effective as of the Closing (or as soon as practicable theretofore or thereafter);

                (iii) rents or periodic payments on any leases, contracts, and hotel rooms;

                (iv)  security deposits on any leases and contracts; and

                (v)   premiums on any insurance policies retained by the Buyer.

          (b) Concerning Seller's Gold Key Time Share Memberships, which are to be assumed by Buyer, the parties acknowledge that certain of the membership contracts are fully paid (the purchase price has been fully paid and the member only pays an annual maintenance fee in January of each year), and certain contracts not fully paid, since the purchase price (together with interest and maintenance fees) is paid in monthly installments. Any annual maintenance fees paid under fully paid contracts shall be prorated as of the Closing, the proration shall be based on the total contract term and total contract payments. There shall be no proration of payments under contracts not fully paid, but Buyer shall be entitled to any monthly payments under such contracts which become due and payable after Closing.

                                  ARTICLE III

3    Purchase Price
     --------------

     3.1  Purchase Price.  For and in consideration of the Property, Buyer
          --------------
shall pay to Seller a purchase price of Eighty Million dollars ($80,000,000.00) ("Purchase Price"). The Purchase Price may be adjusted for any insurance or condemnation proceeds which may accrue or be paid on or prior to Closing as provided in Section 10.1 and under other circumstances expressly set forth in this Agreement.

     3.2  Payment.  The Purchase Price shall be paid as follows:
          -------

          (a) Earnest money deposit of Five Million Dollars ($5,000,000.00) ("Deposit") shall be deposited by Buyer with United Title Company ("Title Company") prior to execution of this Agreement in an interest-bearing account, with interest accruing in favor of Buyer. Any interest accruing as of the Closing Date on the Deposit shall be applied as a credit against the Purchase Price. If Buyer fails to complete the purchase of the Property in accordance with the terms of this Agreement for any reason, Seller shall retain and be entitled to the Deposit as liquidated damages for breach of contract as Seller's sole and exclusive remedy. Notwithstanding anything to the contrary in this Agreement, if Buyer fails to complete the purchase due to Buyer's inability to obtain the licenses and/or a finding of suitability by the Nevada Gaming Authorities to enable Buyer to conduct gaming at the Real Property, or for Seller's misrepresentation, default and/or breach of any terms and conditions of this Agreement and/or the failure to receive approval of the Department of Justice of the United States of America and/or the Federal Trade Commission of the United States of America pursuant to the Hart-Scott Act in such event the Title Company shall return to the Buyer the Deposit and any interest thereon.

          (b) At the Closing, Buyer shall pay Seller subject to offsets and/or reductions as stated in this Agreement, the remaining balance of the purchase price in cash or by bank cashiers or certified check payable in immediately available federal funds, or by wire transfer of funds to a bank account of Seller, said account identity to be provided to Buyer.

          (c) If Buyer so instructs in writing, Title Company shall invest the Deposit in (a) direct obligations of the United States of America or any agency thereof, (b) certificates of deposit issued by any bank organized under the laws of the United States or any state thereof, provided such bank has capital, surplus and undivided profits aggregating at least Fifty Million Dollars ($50,000,000) or (c) commercial paper given the highest rating by a nationally recognized credit rating agency. If the transactions provided for herein close, income or interest on such investments shall be applied as provided in Section 3.2(a).

Should the investment not have matured at the Closing, income or interest therefrom earned as of the Closing shall be calculated, Buyer and Title Company shall assign all of their interest in the Deposit to Seller and the amount of income or interest accrued as of the Closing will be credited against the payments due pursuant to Section 3.2(a).

     3.3  Costs.  Costs and expenses relating to the transactions contemplated
          -----
by this Agreement shall be borne and paid as follows:

          (a) All motor vehicle transfer taxes, vehicle registration fees, sales, use and excise taxes and documentary stamp or transfer taxes (including, but not limited to, those set forth in Nevada Revised Statutes Section 375.020) relating to the purchase and sale of the Property shall be borne and paid one-half (1/2) by Buyer and one-half (1/2) by Seller;

          (b) All fees for recording any grant, bargain and sale deed or deeds and assignments of the Real Property to be conveyed and assigned pursuant hereto shall be borne and paid by Buyer. Fees for the Title Policy shall be paid as provided in Section 5.2 hereof;

          (c) Any fees and expenses of the Title Company shall be paid one-half (1/2) by Buyer and one-half (1/2) by Seller;

          (d) Except as otherwise specifically provided in this Agreement, Seller and Buyer shall bear their own costs and expenses arising out of the negotiation, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein, including without limitation, legal and accounting fees and expenses.

     3.4  Gaming Taxes.  Seller shall be and remain liable for any fees or
          ------------
taxes due pursuant to Chapter 463 of the Nevada Revised Statutes which accrue prior to the Closing Date.

     3.5  Allocation of Purchase Price.  The purchase price shall be allocated
          ----------------------------
in accordance with the agreed value as of the Closing Date as set forth in Exhibit "F":

     Seller and Buyer shall timely comply with its Internal Revenue Service information reporting requirements by completing and attaching all required forms to its Income Tax Return for the tax year that includes the date on which the sale and purchase of the property is consummated. Such information reporting obligations shall be discharged in accordance with the terms of this Agreement.

                                  ARTICLE IV

4    Contracts and Assumption of Liabilities:
     ---------------------------------------

     4.1  Contracts.
          ---------

          (a) For purposes of this Agreement, the term "Material Contract" shall mean: any contract or agreement to which Seller is a party which relates to the Business and (i) was not incurred in the normal and ordinary course of business, or (ii) represents an obligation of Seller during the remaining term thereof in an amount greater than Ten Thousand Dollars ($10,000), (e.g., Seller's existing contract with YESCO for the construction and installation of a new free-standing sign, which Buyer has agreed to assume) and/or (iii) is listed on Exhibit "G" attached hereto. For purposes of this Agreement, the term "Contracts" shall mean and include: (1) all Material Contracts existing on the date hereof; (2) all current collective bargaining agreements or other contracts or commitments to or with any labor unions or other employee representative or groups of employees, and all such future agreements, contracts, or commitments made or entered into before closing, provided that Buyer is allowed to participate in any negotiations with such labor unions or other employee representative or groups of employees; (3) all contracts and agreements incurred in connection with the Business which would not constitute Material Contracts, currently existing or incurred after the date hereof prior to the Closing Date in the normal and ordinary course of business; (4) any Contracts approved (or deemed approved) by Buyer as herein provided; and (5) any other contracts and agreements incurred by Seller before or after the date hereof in connection with the Business and approved in writing by Buyer. (Collectively referred to as the Contracts described in Exhibit "H").

          (b) Seller has made Buyer aware of the general nature of the Contracts, which Buyer would assume. Within fifteen (15) business days of Seller's Board of Directors approval of this Agreement, Seller will deliver to Buyer a copy of any Contracts which will be in force on or after the Closing Date. Within fifteen (15) business days after receipt by Buyer of such Contracts, Buyer shall notify Seller in writing of any objections thereto; it being acknowledged and agreed by Buyer that Buyer shall not object to any such Contract which (i) was incurred in the normal and ordinary course of the business by Seller; (ii) which is not a Material Contract as defined in this Agreement (iii) contains terms and conditions which are not materially less favorable than those which would have been available for such product or service as of the date of execution of such Contract; (iv) is not between Seller and any third party affiliated with or related to Seller; and (v) was approved by the Chairman of the Board, Chief Financial Officer or Chief Operating Officer of Sahara Gaming. Buyer and Seller shall undertake in good faith to resolve any objections which Buyer may have to any such Contracts. However, if Buyer's objections are not resolved, Seller shall retain said Contract and remain solely liable and responsible for the same. Buyer shall be deemed to have approved all Contracts which are not objected to as hereinabove provided. Any Contract that Seller becomes aware of that were not listed on Exhibits "G" and "H" or provided to Buyer within fifteen (15) days of execution of this Agreement shall be submitted to Buyer as soon as Seller becomes aware of such Contracts and Buyer will have fifteen (15) days to notify Seller of any objections;

          (c) Seller, upon execution of this Agreement, and prior to Closing, shall not enter into any agreement, contract or incur any obligation which term or duration exceeds a period of thirty (30) days or is not incurred in the ordinary course of business without Buyer's written consent;

          (d) At the Closing, subject to Section 4.1(b), Seller shall assign and transfer to buyer all of Seller's right, title and interest in and to the Contracts and Buyer agrees to assume and perform all obligations and liabilities on the part of Seller under the Contracts accruing after the Closing Date; provided, that to the extent that the assignment of any Contract is not
- --------
permitted without the consent of the other party or parties to such Contract, this Agreement shall not be effective to assign such Contract if such consent is not given; provided, further, that at the request of Buyer, Seller shall use all
           --------  -------
reasonable efforts to obtain such consent. If (i) any such consent is not obtained or (ii) if Buyer's assumption of such Contract is prohibited by law, Seller agrees, to the extent permitted by law, to undertake with Buyer to enter into a subcontract or other arrangement pursuant to which Buyer shall receive the benefits of such Contract upon Buyer's payment of the consideration provided in the Contract and assumption of the obligation to perform the same; provided, however, that with respect to (i) above, if any Contract may only be
- --------  -------
assigned upon payment, directly or indirectly, of additional consideration, then Buyer may either (1) pay any such additional consideration whereupon Seller shall assign such Contract to Buyer or (2) elect not to assume such Contract, which shall be and remain the sole responsibility of Seller, and Buyer shall have no rights under any such Contract. In the event Buyer's assumption of any such Contract is prohibited by law, Buyer shall not be required to assume such Contract, which shall be and remain the sole responsibility of Seller's and Buyer shall have no rights under any such Contract;

     4.1  Assumption of Liabilities by Buyer.  At the Closing, Buyer shall
          ----------------------------------
agree to assume and pay, perform and discharge, and indemnify and hold Seller harmless from and against, the following obligations and liabilities of Seller (collectively, "Assumed Liabilities"):

          (a) All of Seller's obligations and commitments under the Contracts, arising after, and concerning the period after, the Closing Date listed on Exhibit "I";

          (b) All liability of Seller existing as of the Closing with respect to amounts shown on internal progressive slot machines, meters, or meters for other games or gaming devices, provided, however, that the amount of such liability shall be applied as a credit against the Purchase Price. With respect to progressive pool programs in which Seller participates with other gaming entities, Buyer shall assume all liability and any payments under such programs which become due and payable after the Closing Date listed on Exhibit "I".

          (c) Any commitments or coupons or slot club points for free or discounted accommodations, services, tickets, food or beverages issued or granted by Seller to customers or others in the ordinary course of the Business and which remain outstanding after the Closing Date and which were issued or granted pursuant to any Contract, listed on Exhibit "J";

          (d) Any and all claims, liabilities, loss, cost, damage or expense (including reasonable counsel fees and expenses) resulting or arising out of ownership of the Property or conduct of the Business, or caused by or occurring upon the Property, after the Closing Date.

     The assumption by Buyer of the Assumed Liabilities shall not enlarge any rights or remedies of any third party under any Contracts with Seller. Buyer shall not be prevented from contesting in good faith any of the Assumed Liabilities. Buyer agrees to indemnify, defend and hold Seller and its directors, officers, employees, agents, successors and assigns harmless from and against any and all liability, loss, cost, damage and/or expense (including, without limitation, reasonable attorneys' fees and costs) pertaining to the Assumed Liabilities.

     4.2  Excluded Liabilities.  Except as provided in Section 4.2 with respect
          --------------------
to the Assumed Liabilities, Buyer expressly disclaims responsibility for and shall not assume or be obligated to pay, perform or discharge, and Seller shall pay, perform, discharge and indemnify and hold Buyer harmless from and against, any debt, obligation, expense or liability of Seller, whether absolute or contingent, arising out of or in connection with the Property or the Business, including, without limitation, any liabilities or obligations arising out of ownership or operation of the Property or the conduct of the Business by Seller prior to the Closing Date (collectively, "Excluded Liabilities"). Seller and Seller's Parent Corporation agrees to indemnify, defend and hold Buyer, and its employees, officers, agents, successors and assigns and Guarantor harmless from and against any and all liability, loss, cost, damage and/or expense (including, without limitation, reasonable attorneys' fees and costs) directly or indirectly arising out of or attributable to Excluded Liabilities.

                                   ARTICLE V
5    Title to Real Property.
     ----------------------

     5.1  Title Reports and Exceptions.
          ----------------------------

          (a) Seller shall, within Fifteen (150 days of the Seller's Board of Director's approval, deliver to Buyer a preliminary report (and a survey within a reasonable time thereafter) of the Real Property ("Preliminary Title Report") from the Title Company. Buyer shall have ten (10) business days after receipt of the Preliminary Title Report in which to review such report. "Title Objection" shall mean any item or matter appearing in a Preliminary Title Report other than
(i) inchoate statutory liens for taxes or assessments not due and payable, (ii) any such matter which does not in fact create a material impairment to the continued operation of the Business on the Real Property; (iii) any matter of which Buyer has not notified Seller in writing (stating the reason Buyer contends that such matter constitutes a Title Objection) within ten (10) business days after receipt of a continuation report from the Title Company in which such matter not previously referenced in a continuation report or the Preliminary Title Report first appears, together with a copy of the document, if any, creating such new matter (each such period herein called the "Title Review Period") stating in good faith the reason Buyer contends such matter constitutes a Title Objection; (iv) any matter approved by Buyer; or (v) any matter which is caused by, or otherwise results from the actions of Buyer. Upon termination of any applicable Title Review Period, any matter not timely listed as a Title Objection by Buyer as of such date shall be deemed approved as a Permitted Exception and not constitute a Title Objection. Seller shall have until the Closing to remove or cure any Title Objection subject to subparagraph (b) hereinbelow;

          (b) If, after the date hereof, a matter is disclosed to Buyer which Buyer contends to be a Title Objection, Seller shall notify Buyer within ten
(10) business days after notice from Buyer to Seller of the matter which Buyer contends to be a Title Objection, whether Seller will undertake to cure or otherwise remove such matter on or prior to Closing. If Seller gives written notice to Buyer that Seller is unable or unwilling to cure such matter on or prior to Closing, Buyer, as its sole and exclusive remedy, shall have the right and option, if such matter is a Title Objection, exercisable by written notice to Seller within seven (7) business days after Buyer has received Seller's notice that Seller will not undertake to cure, to (i) waive same and agree to accept conveyance of the Property subject to such Title Objection at closing with offset, reimbursement or payment or (ii) terminate this Agreement and receive a complete and total refund of any and all monies (the Deposit) described in Paragraph 3.2. Should Buyer not give any notice within the seven
(7) business day period referenced above, such title matter shall be conclusively deemed waived by Buyer and be conclusively deemed a Permitted Exception.

          (c) A Title Objection other than one involving a matter set forth in the

Preliminary Title Report shall be deemed cured by Seller and no longer to constitute a Title Objection if such matter is either removed of record by appropriate release or other instrument, removed as an exception in a
continuation report, (whether by reason of   "bonding around" or "insured
around") by Seller or otherwise. "Insured Around" as used herein means that the Title Policy shall affirmatively indemnify and defend the Buyer from and against any and all loss and liability, including litigation costs and attorneys' fees in connection therewith. Notwithstanding Seller's election to "bond around" or "insure around" the title objection the Seller shall affirmatively effect any action required to remove the title objection. All exceptions to title of the Property disclosed in the Preliminary Title Report or in any continuation report thereof which are not Title Objections, or which are waived by Buyer pursuant to this Agreement, are herein referred to as the "Permitted Exceptions", and Buyer agrees to take title to the Property at Closing subject to the Permitted Exceptions. Seller is under no obligation to
initiate legal proceedings or to incur any expense to cure    Title Objections,
except that Seller shall remove any voluntary contractual liens created by Seller.

     5.2  Title Policy.  Except as otherwise provided in Section 5.1 at the
          ------------
Closing, Seller shall deliver to Buyer at Seller's expense: (i) a ALTA/ACSM
Owner's Policy ("Title   Policy") from a company satisfactory to Buyer dated the
Closing Date in the aggregate amount of Thirty Million Dollars ($30,000,000) insuring Buyer as owner of fee title to the Real Property subject only to the Permitted Exceptions. The Parties agree that the Title Policy may be written on a coinsured or reinsured basis by other title insurance companies to the extent required by the Title Company, reasonably satisfactory to the Buyer.
Buyer   shall pay that portion of the premium expense for such Title Policy which is attributable to any special endorsements requested by Buyer. Seller shall pay that portion of the premium expense for such Title Policy which is attributable to any special endorsements requested by

Seller.

                                  ARTICLE VI

6    Representations and Warranties.
     ------------------------------

     6.1  Seller's Representations and Warranties. Seller represents and
          ---------------------------------------
warrants to Buyer that:

          (a)   Due Organization.  Seller and Seller's Parent are corporations
                ----------------
duly organized, validly existing, in good standing and duly qualified to do business under the laws of the State of Nevada, and upon receiving the approval of this Agreement by Seller and Seller's Parent's Board of Directors, shall have all requisite corporate power and authority to enter into, perform and carry out all of its duties and obligations in the transactions contemplated by this Agreement;

          (b)   Binding Effect.  This Agreement, subject to the approval of
                --------------
Seller's Board of Directors and Seller's Parent's Board of Directors, which shall be received by Buyer no later than thirty days of the date of this Agreement and the other documents to be delivered on the part of Seller pursuant hereto are (or will be when executed and delivered pursuant hereto) legal, valid and binding obligations of Seller enforceable in accordance with their terms:

          (c)   Notices and Approvals; No Violation of Agreement.  Except for
                ------------------------------------------------
the notice specified in Section 8.3, the approval of this Agreement by Seller's Board of Directors, and the consents which may be required to permit assignment to Buyer of certain of the Contracts or leases, (i) no notice to, or approval or consent of, any court or governmental authority or other person or entity is required in connection with the execution, delivery and performance of this Agreement by Seller and (ii) neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated thereunder, nor compliance by Seller with any of the provisions thereof, will (1) conflict with any provision of Seller's certificate of incorporation or bylaws, or (2) violate, conflict with, result in a breach of or constitute a default under or pursuant to any statute, agreement, judicial or administrative order, injunction, award, judgment or decree to which Seller is a party or by which Seller is bound, which violation, conflict, breach or default in the case of (1) or (2) above would have a material adverse affect on the Real Property, Personal Property, Assets or Business;

          (d)   Compliance with Laws.  To the best of Seller's knowledge,
                --------------------
Seller is in compliance with the requirements of all laws, rules, regulations, licenses, permits, orders, judgments and decrees of federal, state or local judicial or governmental authorities ("Regulations") that are applicable to ownership or operation of the Real Property and the Business conducted thereon, where any such noncompliance would have a materially adverse affect on the Business or the Real Property;

          (e)   Contracts.  With respect to Contracts which relate to or
                ---------
affect ownership of the Real Property or operation of the Business, to the best of Seller's knowledge,: (1) as of the date of execution of this Agreement, there are no Material Contracts other than those set forth on Exhibit "G" hereto or provided pursuant to Section 4.1(b); (ii) except as provided in Exhibit "K" or otherwise disclosed to Buyer in writing, all Material Contracts and all other Contracts described in Exhibit "H" are in full force and effect (except any such Contract which expires by its terms or is terminated by Seller prior to the Closing Date), Seller has paid all amounts due thereunder and satisfied all other material obligations accrued thereunder and Seller has not received any written notice of default in any material respect thereunder and no event has occurred that with the passage of time or the giving of notice, or both, will constitute a default in any material respect thereunder (other than any default which may result from the failure or inability of Seller to obtain the consents of certain parties to the assignment to Buyer of certain of the Contracts, Seller shall defend and indemnify and hold the Buyer harmless of any and all losses, damages and/or obligations for any default which may result from the failure or inability of the Seller to obtain the consents of parties to the assignment of the contracts to the Buyer); and (iii) other than as disclosed by Seller to Buyer in writing prior to the Closing Date, no other party is in default in any respect under any Material Contract and/or Contract;

          (f)   Litigation.  On the date hereof, Seller is not a party to any
                ----------
legal or governmental actions, claims, suits, administrative or other proceedings or investigations before or by any governmental department, commission, board, regulatory authority, bureau or agency, whether foreign, federal, state or municipal, or any court, arbitrator or grand jury which would prevent or materially interfere with the consummation of the transactions contemplated by this Agreement or which, individually or in the aggregate, if resolved against Seller would impair or interfere in any material respect with the ownership of the Real Property by Buyer or operation by Buyer of the Business. Except as to those matters as set forth in Exhibit "M", no additional such proceedings are threatened or contemplated by any governmental authority or any other person or entity;

          (g)   Employees, Officers and Directors: Employment and Similar
                ---------------------------------------------------------
Contracts: Benefits. Except (i) for those medical, dental and other insurance
- -------------------
and employee benefit arrangements, including but not limited to 401(k) deferred compensation program, VEBA Plan, Cafeteria Plans, Qualified and Non-Qualified Plans and any other Fringe Benefit Plans for employees of Seller's engaged in the Business described on Exhibit "N" hereto (which employee benefit arrangements either are not assumable or are not being assumed by Buyer), (ii) for such contracts and covenants, if any, as are implied at law between an employer and employee under applicable laws or are terminable at the will of the employer. Seller is neither a party to, nor has any express or implied obligations, with respect to any (A) agreement, contract or commitment with any employee, officer, director, agent, consultant, advisor, property manager or other person engaged in the Business;
(B) agreement, contract or arrangement providing for the payment of any wages, incentive compensation, raise, bonus or commission or containing any deferred compensation or severance or termination pay liabilities or obligations, or (C) pension, profitsharing, retirement, group life insurance, hospitalization insurance, or other employee benefit or welfare plan, agreement or arrangement, in the foregoing instances which relates to employees engaged in the Business and will be in effect after the Termination Date;

          (h)   Eminent Domain or Other Proceedings.  Except for the possible
                -----------------------------------
condemnation of certain of the Real Property adjacent to Hacienda Boulevard, which may be required for realignment purposes if Hacienda Boulevard is extended. Seller has not received any written or oral notice of any initiated or pending condemnation or eminent domain proceedings, or contemplated sales in lieu thereof, involving a partial or total taking of any of the Real Property, nor has Seller received written or oral notice of any zoning or special assessment proceedings affecting the Real Property;

          (i)   Properties.  On the Closing Date, Seller shall have good and
                ----------
indefeasible title to all of the Real Property, free and clear of any and all liens, security interests, mortgages, pledges, claims, options, leases, imperfections of title, easements, or other encumbrances or rights of third parties except only for (i) liens for current taxes which are not delinquent and other constitutional or statutory inchoate liens which shall be prorated as setforth in Section 2.3; (ii) such minor imperfections of title as do not either individually or in the aggregate materially adversely affect use of the Real Property in conduct of the Business, or materially detract from the value of such Real Property or Business; and (iii) claims based upon or included in the Assumed Liabilities expressly accepted by Buyer (such excepted items being herein collectively referred to as "Permitted Encumbrances");

          (j)   Leases.  Attached hereto as Exhibit "O" is a list of all leases
                ------
and licenses existing on the date of execution of this Agreement pursuant to which any third party has the right to occupy any portion of the Real Property (said lease or license, including all amendments and modifications thereto, being called individually a "Lease" and collectively "Leases", and the tenant, occupant or licensee thereunder being called a "Tenant" and collectively "Tenants"). The Leases are without default in any material respect by Seller, and there exists no event, occurrence or condition which (with notice or lapse of time or both) would constitute a default in any material respect by Seller under any such Lease and, to Seller's knowledge (except as otherwise disclosed to Buyer in writing) are without default by any other party thereto. Seller shall provide Buyer with a true, correct and complete copy of each such Lease, including all amendments and modifications thereto. Seller shall deliver to Buyer an estoppel certificate to be approved by the Buyer for each Tenant under each Lease executed by such Tenant not more than ninety (90) days prior to the Closing Date, Seller shall be released of any liability for breach of this
Section 6.1(i) with respect to such Lease to the extent the matter in dispute is the subject of such an estoppel certificate;

          (k)   Insurance.  Seller shall provide Buyer with a correct and
                ---------
complete list of all policies of fire and liability coverage and other forms of insurance described in Exhibit "P" maintained by Seller on the date of execution of this Agreement relating to ownership of the Real Property and the operation of the Business no later than thirty days of the date of this Agreement;

          (l)   Condition.  On the date hereof, Seller has no knowledge of any
                ---------
condition which would have a material adverse effect on the Real Property or the Business;

          (m)   Hazardous Waste.  To the best of the Seller's knowledge, except
                ---------------
for the Report dated May 13, 1993, there is no contamination, hazardous waste or toxic substance in existence on or below the surface of the Real Estate, including, without limitation, asbestos in or on the Real Estate, PCB's in any transformer or other equipment located in or on the Real Estate, contamination of the soil, subsoil or ground water or any use or storage of hazardous waste material on the Real Estate, which constitutes a material violation of any law, rule or regulation or standard of any governmental entity having jurisdiction thereof. Buyer may, in Buyer's sole discretion, and at Buyer's cost, retain a Consultant to review and investigate the condition of the property to determine if there exists a violation or potential violation of any law, rule, regulation, or standard of any governmental entity having jurisdiction thereof. If Buyer determines a material violation or potential violation exists, Buyer shall notify Seller of the violations or potential violations and may elect to:
(1) terminate this Agreement, unless Seller is able to remedy or remove the cause for such violation or potential violation prior to Closing. In the event Buyer terminates this Agreement, the Deposit shall be returned to the Buyer without further obligation or liability; (2) If the Buyer does not terminate this Agreement Seller shall promptly and thoroughly perform any and all Remedial Work prescribed by the Consultant to bring the property into compliance with any and all applicable law, rule, regulation, or standard of any governmental entity. Seller shall complete the Remedial Work to Buyer's reasonable satisfaction prior to the Closing date. Notwithstanding the foregoing, if the Remedial Work costs, as reasonably estimated by the Consultant, exceeds One Hundred Thousand Dollars ($100,000), Seller may elect not to perform the Remedial Work by delivering written notice to the Buyer within fifteen days after Buyer's notice of the Remedial Work to be performed. Upon receipt of Seller's notice, Buyer shall have the right to elect, within fifteen days thereof to: (a) terminate this Agreement and in such event the Title Company shall return the Deposit to the

Buyer; or (b) cause the sale of the property to be completed pursuant to this Agreement without Seller performing the Remedial Work but with a reduction of the Purchase Price in the amount of the reasonable costs and expenses to perform the Remedial Work.

          (n)   Reports.  To the best of the Seller's knowledge, except for
                -------
the report dated May 13, 1993 delivered to Buyer there exists no written or tangible report, synopsis or summary of any asbestos, toxic waste or hazardous substance investigation made with respect to all or any portion of the Real Property, Personal Property and Business (whether or not prepared by experts and whether or not in the possession of Seller).

          (o)   Condemnation Proceeding.  There are no pending or, to the best
                -----------------------
of Seller's knowledge, contemplated actions or proceedings which would result in condemnation of any portion of the Real Estate, except for the possible condemnation described in Paragraph 6.1(h) or which will have the effect of modifying in any adverse fashion present land use entitlement of the Real Estate, including, without limitation, height and bulk, parking lot coverage, landmark, zoning, moratorium, access to abutting rights-of-way and fire safety.

          (p)   Zoning.  To the Best of Seller's Knowledge, the Real Property
                ------
is currently zoned to permit all of its present uses.

          (q)   Affiliated Parties.  Except as noted on Exhibit "L", attached
                ------------------
hereto and incorporated herein by reference, no officer, director or employee whose annual compensation exceeds Thirty Thousand Dollars ($30,000) or consultant receiving fees at an annual rate of Twenty Thousand Dollars ($20,000), of Seller, or affiliate of the foregoing, to Seller's knowledge (a) owns, directly or indirectly any interest in, or is an officer, director, consultant, agent or employee of any corporation, firm, association or other business, entity or organization which is a competitor, lessor, lessee, lender, borrower, customer, supplier or distributor of Seller or any subsidiary or (b) owns, directly or indirectly, in whole or in part, any property, asset, permit, license or secret or confidential information which Seller is using or the use of which is necessary, desirable or material for the conduct of the Business. Any such transaction involving Seller or any subsidiary on the one hand, and any such person or entity on the other, which are required in accordance with generally accepted accounting principles to be reflected in the financial statements of Seller have been so reflected. Each such transaction has taken place at prices, interest rates, charges and other terms that are substantially the same as those that would have been paid or incurred in similar transactions involving Seller, or any subsidiary, as the case may be, and unaffiliated parties.

     6.1  Buyer's Representation and Warranties.  Buyer hereby represents and
          -------------------------------------
warrants to Seller that:

          (a)   Due Organization.  In the event Buyer assigns this Agreement
                ----------------
to a corporation, the corporation shall be duly organized, validly existing, in good standing and duly qualified to do business under the laws of the State of Nevada, shall have all requisite corporate power and authority to enter into, perform and carry out all of its duties and obligations in the transactions contemplated by this Agreement;

          (b)   Binding Effect.  This Agreement and the other documents to be
                --------------
delivered on the part of Buyer pursuant hereto are (or will be when executed and delivered pursuant hereto) legal, valid and binding obligations of Buyer enforceable in accordance with their terms;

          (c)   Notices and Approvals, No Violation of Agreements.  Except
                -------------------------------------------------
for the notices specified in Sections 8.3 and 8.6 hereto; (i) no notice to, or approval or consent of, any court or governmental authority or other person or entity is required in connection with the execution, delivery and performance of this Agreement by Buyer; and (ii) neither the execution and delivery of this Agreement by Buyer, nor the consummation of the transactions contemplated hereunder, nor compliance by Buyer with any of the provisions hereof, will violate, conflict with, result in a breach of or constitute a default under or pursuant to any statute, agreement, judicial or administrative order, injunction, award, judgment or decree to which Buyer is a party by which it is bound, which violation, conflict, breach or default would have a material adverse effect on the assets, business or financial condition of Buyer;

          (d)   Litigation.  Except for the matters set forth on Exhibit "Q"
                ----------
hereto, Buyer is not a party to any legal governmental actions, claims, suits, administrative or other proceedings or investigations before or by any governmental department, commission, board, regulatory authority, bureau or agency, whether foreign, federal, state or municipal, or any court, arbitrator or grand jury which would either (i) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, or (ii) if decided adversely to Buyer, have a material adverse effect upon the assets, Business or financial condition of Buyer. To the best of Buyer's knowledge, no such proceedings are threatened or contemplated by any governmental authority or any other person or entity.

                                  ARTICLE VII

7    Condition of the Property; Access and Observers; Independent Investigation.
     --------------------------------------------------------------------------

     7.1  Access and Observers.  Subsequent to Seller's Board of Director's
          --------------------
approval and prior to Closing, Seller shall give Buyer, or its designated agents, access during normal business hours to the Property and to the books and records relating thereto and shall furnish Buyer during such period with such information in Seller's possession concerning the Property and its operation as Buyer may reasonably request; provided, that (a) such access and
                                           --------
the furnishing of such information shall not interfere with Seller's normal business activities and (b) Buyer shall be accompanied by, or make requests for information through, those personnel designated by Seller to Buyer in writing. To the extent permitted by applicable Nevada gaming laws, Buyer will have the right, prior to Closing and at such times and in such manner as shall be reasonably specified by Seller, to place its agents on the Real Property for the purpose of observing the conduct of Seller's Business. Buyer agrees that such agents shall not interfere with the normal operation of the Business prior to Closing. Buyer hereby waives any and all claims, demands or causes of action for personal injury or property damage which Buyer, its directors, officers, employees and agents may have by reason of entering onto the Real Property, and Buyer indemnifies and holds Seller, its directors, officers, employees, agents and guests harmless from any and all claims, liabilities, loss, cost, damage or expense (including reasonable attorneys' fees and expenses) arising out of any activities of Buyer, its agents, employees, representatives or contractors upon the Property, or in connection with exercise by Buyer of its rights in this Section 7.1.

     7.2  Inspections.  In making the decision to enter into this Agreement
          -----------
and to consummate the transactions contemplated hereby, Buyer has relied solely on the basis of its own independent investigation of Seller's Business and Property and upon the express representations, warranties and covenants in this Agreement. Without diminishing the scope of the express representations, warranties and covenants of Seller in this Agreement and without affecting or impairing Buyer's right to rely thereon, Buyer acknowledges that Seller has not made, and SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, RELATING TO THE CONDITION OF THE PROPERTY (INCLUDING WITHOUT LIMITATION ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) AND FURTHER, BUYER ACCEPTS ALL THE PROPERTY IN ITS "AS IS, WHERE IS" CONDITION.

     7.3  Maintenance of Property.  Notwithstanding anything in this
          -----------------------
Agreement to the contrary, Seller shall be responsible for all costs prior to the Closing Date, if any, associated with maintaining applicable compliance with Clark County Building Code and any other State and Federal law, rule and/or regulation, including the "American Disability Act" for the property.

                                 ARTICLE VIII

8    Conditions Precedent to Closing and Covenants
     ---------------------------------------------

     8.1  Buyer's Conditions.  The obligations of Buyer to purchase the
          ------------------
Property, to make payments of the Earnest Money Deposit and to make payment of the remaining balance of the Purchase Price at the closing are subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any one or more of which may be waived in writing by Buyer);

          (a) All terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Seller on or prior to the Closing Date shall have been complied with and performed in all material respects, and all of the representations and warranties of Seller contained in Section 6.1 shall be true on the Closing Date as if made on and as of such date, except as any of such representations and warranties may be affected by actions taken pursuant to or in compliance with this Agreement (including, but not by way of limitation, the provisions of Section 11.3 hereof), and Seller shall have delivered to Buyer a certificate, executed by the President or an Executive Vice-President of Seller and dated as of the Closing, to that effect;

          (b) Seller shall have delivered to Buyer the instruments, documents, certificates, opinions and other matters described in Section 12.2;

          (c) Buyer shall have obtained the licenses from and/or a finding of suitability by the Nevada Gaming Authorities to enable buyer to conduct gaming at the Real Property.

          (d) The notice filing, if required under the Hart-Scott Act, shall have been complied with and all waiting periods required thereby shall have expired;

     8.2  Seller's Conditions.  The obligation of Seller to deliver the
          -------------------
Property to Buyer at the Closing is subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any one or more of which may be waived in writing by Seller):

          (a)   The approval of this Agreement by Seller's Board of Directors;

          (b) All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Buyer on or prior to the Closing Date shall have been complied with and performed in all material respects, the representations and warranties of Buyer contained in Section 6.1 shall be true on the closing Date as if made on and as of such date except as any of such representations and warranties may be affected by actions taken pursuant to or in compliance with this Agreement.

          (c) Buyer shall have paid to Seller the Purchase Price as set forth in Sec-tion 3.1;

          (d) Buyer shall have delivered to Seller the instruments, documents, certificates, opinions and other matters described in Section 12.3;

          (e) The notice filing, if required under the Hart-Scott Act, shall have been complied with and all waiting periods required thereby shall have expired;

     8.3  Hart-Scott-Rodino Filing.  If the transaction contemplated herein
          ------------------------
is determined to be subject to the notification requirements of the (S)7a of the Clayton Act, 15 U.S.C. (S)18A and the Rules promulgated thereunder as setforth Chapter 16 CFR (S)(S) 801 and 803, as amended ("Hart-Scott Act"), Buyer and Seller will file the respective reports required of them under the Hart-Scott Act, and the regulations thereunder as soon as possible (and in no event later than Thirty [30] days) after the Seller's Board of Director's approval. The parties agree to use their best efforts to satisfy any requests for additional information or other requirements imposed by the Federal Trade Commission or the Department of Justice in connection with the transactions contemplated by this Agreement and to request early termination of any waiting period imposed by statute.

     8.4  Cooperation.  Each party shall make or file all other required
          -----------
notifications and use all reasonable effort to obtain all consents, approvals and authorizations which must be obtained by such party in order to consummate the transactions contemplated hereby. Each party shall render the other its full and complete cooperation in giving such notices or obtaining such consents, approvals and authorizations; provided, however, that neither party shall be
                              --------  -------
required to incur any cost or expense in giving any notice or obtaining any consent, approval or authorization which the other party is required to give or obtain pursuant to the terms hereof. Each party covenants and agrees promptly to furnish to the other all information and data in the furnishing party's possession requested in writing by the requesting party which is reasonable and necessary in order to assist the requesting party to give the necessary notices or secure any permits, licenses and approvals required in connection with the Business.

     8.5  Asset Transfer.  Seller and Seller's Parent Corporation agrees
          ---------------
to defend and indemnify and hold Buyer harmless from and against any liability, loss, cost, damage and/or expense (including, without limitation, reasonable attorney's fees and costs) incurred by Buyer as a result, directly or indirectly, of any failure of the Seller to transfer the Personal

Property and Business, free and clear of any and all liens, encumbrances, security interests and/or obligations of Seller.

     8.6  Gaming Licenses.  Within thirty (30) days after the approval of
          ---------------
Seller and its Parent Company Board's of Directors hereof, Buyer covenants and agrees to submit to the Nevada Gaming Control Board, Nevada Gaming Commission and the Clark County Liquor and Gaming Licensing Board (collectively, "Nevada Gaming Authorities") its application for licensing of all persons or entities who, as of the date hereof, would be required to be licensed under applicable Nevada gaming laws and regulations, or any other persons who have or are investing or advancing funds in connection with the transactions set forth herein, which application, when filed, shall, to the best of Buyer's knowledge, be complete in all material respects. Buyer covenants and agrees not knowingly to submit for licensing any person or entity who Buyer reasonably believes is unable or unwilling to qualify for and obtain whatever licenses or finding of suitability that may be required of such person by the Nevada Gaming Authorities. Following submission of such application, Buyer covenants and agrees to use its best efforts and pursue diligently obtaining the licenses from and/or a finding of suitability by the Nevada gaming Authorities and to provide the data reasonably requested by such Authorities in order to obtain such licenses and/or finding of suitability as soon as reasonably possible after the execution hereof.

                                   ARTICLE IX
9    Conduct of Business
     -------------------
     9.1 Seller covenants and agrees that, after the execution hereof and prior to Closing (unless Buyer consents in writing otherwise):

          (a) Seller will conduct the Business at the Property in the ordinary course and will use all reasonable efforts to preserve its relationships with suppliers, customers and others having relationships with Seller pertaining to the Business;

          (b) Seller will make such repairs and replacements and perform such maintenance operations as are necessary to maintain and keep the Property in substantially the same repair, working order and condition as such Property is in on the date hereof (reasonable wear and tear and damage from fire or other casualty excepted), and will not commit to make any capital expenditure relating to the Property which would be required to be paid or assumed by Buyer after Closing;

          (c) Seller will not voluntarily sell or otherwise dispose of (i) any Real Property; or (ii) any other Property, except in the ordinary course of business as previously conducted. To the extent Seller sells or disposes of any Property other than Real Property, Seller shall replace same with a similar item or a suitable alternative therefor approved by the Buyer.

          (d) Seller will maintain in full force and effect its existing insurance covering the improvements on the Property and the contents thereof. Buyer acknowledges that such insurance coverages are not assumable by Buyer. At the request of Buyer and at Buyer's sole cost and expense (which shall be paid or secured in advance to the reasonable satisfaction of Seller), the amount of insurance against fire and other casualties which, at the date of this Agreement, Seller carries on the Real Property, shall be increased by such amount or amounts as Buyer shall reasonably specify to Seller in writing;

          (e) Seller will not terminate or waive any rights under any Material Contract or Contract to be assigned to and assumed by Buyer hereunder without the express consent of the Buyer;

          (f) Seller shall not enter into any contract or agreement following the execution of this Agreement which has a duration in excess of thirty (30) days, without Buyer's written consent;

          (g) Seller shall promptly comply with any and all notices of violation of laws, federal, state, municipal or county ordinances, regulations, orders or requirements of departments of housing, building, fire, or other federal, state, municipal or county departments or other governmental authorities having jurisdiction over the Property or the use or operation thereof;

          (h) Seller shall promptly disclose in writing to Buyer any change in any facts or circumstances which would make any of the Representations inaccurate, incomplete or misleading to the detriment of Buyer;

          (i) From the date hereof through and including the Closing, except as expressly provided herein or with Buyer's written consent, Seller shall not (1) mortgage, pledge, or subject to lien, encumbrance or charge any of the Assets; (ii) sell or transfer any of the Assets; (iii) permit any damage, destruction or loss (whether or not covered by insurance) which would materially and adversely affect the Assets; or (iv) waive any material rights with respect to the Real Property, Personal Property and/or Business.

          (j) All federal and state tax returns and reports of Seller for the Business required by law to be filed have been and will be duly filed on a timely basis (subject to timely and properly filed extensions), and all federal, state and other material taxes, assessments, fees and other governmental charges with respect to the Personal Property or the Business which are due and payable, the nonpayment of which would interfere with Buyer's ownership, use and/or operation of the Business, have been and will be paid on a timely basis.

          (k) Other than (i) for customary review and wage increases for Seller's employees consistent with historical practices of Seller, and (ii) for commitments which arise by Seller's hiring of employees in the ordinary course of the Business, Seller shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing plan, current practice or arrangement. No Represented Employee Agreement which results from the renegotiation of any prior Represented Employee Agreement between the date hereof and the Closing Date (the "Renegotiated Agreements") or other Represented Employee Agreement which relates to the Business shall be entered into; provided, however, that Seller may enter into Renegotiated Agreements if the same shall generally be no less favorable to the Business than those pertaining to the other hotel-casinos of comparable size, status and character in the metropolitan Las Vegas area, Seller provides Buyer with notice prior to entering into such Renegotiated Agreements and, after receipt of such notice, Buyer approves, in writing, the terms of the Renegotiated Agreements and Seller will take all actions necessary to comply with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended,

          (l) Seller shall not make any representation to any employee of Seller that is inconsistent with or contrary to the provisions of this Agreement.

     9.2  No Solicitation.  From and after the date hereof, and continuing
          ---------------
unless and until Buyer fails or refuses to proceed toward the Closing hereunder or is in default, Seller shall not in any way make, solicit, accept, negotiate, consider or request other offers or proposals for the purchase or sale (or change of ultimate ownership in any form) of the Property or the

Business, enter into discussions therefor, or disclose the terms of this Agreement to any actual, proposed or potential alternative purchaser. This
Section 9.02 shall have no further effect after the Closing Date as defined herein this Agreement, or such later date to which Closing is extended, or if Buyer is in default of this Agreement.

                                   ARTICLE X
10    Risk of Loss
      ------------
     10.1Risk of Loss.  In the event of material destruction or damage of
     ------------
any buildings or other improvements located on the Real Property or the condemnation of a material portion of the Real Property (as such terms are defined in Section 10.2 hereof) prior to Closing, Seller shall either (i) upon providing Buyer with a description thereof, repair such damage and destruction at Seller's expense prior to Closing or (ii) promptly notify Buyer of the damage or destruction and Seller's inability or decision not to repair it. Within ten
(10) days after receipt by Buyer of Seller's notification of its inability or decision not to repair, Buyer shall have the right to notify Seller of Buyer's election to terminate this Agreement or Buyer's election to offset and reduce the purchase price. If any destruction, damage or condemnation of any building or other improvement on the Real Property is not material, or if such destruction, damage or condemnation is material and unrepaired by Seller prior to Closing but Buyer does not elect to terminate this Agreement as hereinabove provided, Buyer shall be entitled to a credit against the Purchase Price of an amount equal to the cost to replace or repair the property by reason of such damage, destruction, or condemnation (to the extent such funds have not been expended on, or committed to, the repair or restoration of such damaged, destroyed or condemned property), shall otherwise be consummated as though such destruction, damage or condemnation (except for necessary changes in matters relative to title set forth in the Title Policy and Deed resulting from any condemnation) had not occurred.

     10.2  Material Loss.  For the purposes of Section 10.1 hereof
           -------------
"material destruction or damage" shall be deemed to have occurred if the damage is such that it may be reasonably expected to prevent or materially and adversely affect the conduct of gaming operations, or operation of the Business, for a period in excess of sixty (60) days, or result in an uninsured loss in excess of One Hundred Thousand Dollars ($100,000.00) for which Seller is unwilling to assume responsibility thereof. In the case of condemnation, for purposes of Section 10.1 hereof, the affected Real Property shall be deemed to be a "material portion of the Real Property" if such condemnation may be reasonably expected to interfere with the operation of the Business as presently being conducted or the ability of Buyer to further develop a portion of the Real Property for hotel/casino purposes.

     10.3  Uniform Act.  This Article X is intended as an express provision
           -----------
with respect to destruction and condemnation which supersedes the provisions of the Nevada Uniform Vendor and Purchaser Risk Act, Nev. State. Section 113.030 et
                                                                              --
seq.
- --

                                   ARTICLE XI
11    Termination; Remedies
      ---------------------

     11.1  Termination.  Subject to the provisions of Sections 11.1 and
           -----------
11.2 hereof, this Agreement may be terminated at any time prior to Closing by:

          (a) The mutual consent of Seller and Buyer in the event the Seller and Buyer agree to terminate this Agreement, Buyer shall be entitled to and receive all of the Deposit described in Paragraph 3.2.;

          (b) Seller or Buyer, on or at any time after nine months from the Date of this Agreement, if the Closing or the transactions contemplated hereunder shall not have occurred by such date for any reason, provided, however, that at the request of Buyer, this time period shall be extended for an additional six months upon Buyer releasing the Deposit to Seller. If the Closing occurs within such six month extended period, the Deposit shall be applied to the Purchase Price; otherwise, this Agreement shall be deemed to be terminated and the Deposit shall be retained unconditionally by Seller as liquidated damages as its sole and exclusive remedy;

          (c) Seller at any time on or prior to the Closing if (i) any of the representations or warranties of Buyer contained herein shall prove to be inaccurate or incomplete in any material respect or Buyer shall materially breach any covenant or other obligation imposed on it pursuant to this Agreement or (ii) if the conditions set forth in Section 8.2 hereof shall not have been met by the Closing Date;

          (d)   Buyer at any time on or prior to the Closing Date if (i) any of the representations or warranties of Seller contained herein shall prove to be inaccurate or incomplete in any respect, or Seller shall breach any covenant or other obligation imposed on it pursuant to this Agreement, or (ii) if the conditions set forth in Section 8.1 hereof shall not have been met by the
Closing Date; or (iii) under the circumstances described in Sections   5.1,
10.1, and 11.3 hereof.

     11.2  Effect of Termination.  Except for any obligations of a party
           ---------------------
accrued as of the effective time of any termination or as otherwise expressly provided in this Agreement, in the event of termination of this Agreement, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders and Buyer shall be entitled to receive the Deposit described in Paragraph 3.2. Notwithstanding, Buyer and Seller agree:

          (a) If this Agreement is terminated by a party under circumstances in which the other party has willfully or in bad faith failed to satisfy a covenant or condition of the Closing ("Defaulting Party"), the Defaulting Party shall be and remain responsible for any and all liability, loss, cost, damage and expense which does or may result from such action and the resulting failure or inability to consummate the transactions contemplated by this Agreement;

          (b) The provisions of this Section 11.2 shall survive any termination of this Agreement.

     11.3  Notice of Seller's Breach; Right to Cure.
           ----------------------------------------

          (a) If at any time between the date hereof and the Closing Date, Buyer becomes aware of any fact or circumstances which leads Buyer to believe that any representation or warranty made by Seller hereunder either was inaccurate in a material respect when made or will be inaccurate in a material respect as of the Closing Date, or that any covenant or condition of Seller cannot be performed by Seller in a material respect on or before the Closing date (any such inaccuracy or inability being herein referred to as a "Noncompliance Matter", but excluding any representation, warranty, covenant or condition pertaining to title to Real Property, which matters are treated exclusively in Article V of this Agreement ), the Buyer shall give prompt written notice to the Seller, which notice shall set forth in reasonable detail the asserted Noncompliance Matter on the part of Seller. Seller shall have the right at its option (but shall not be obligated) either to (i) cure such Noncompliance Matter or (ii) reduce or grant a credit against the Purchase Price in an amount required to cure such Noncompliance Matter, in which event such Noncompliance Matter shall not constitute a default hereunder. In the event that Seller shall on or prior to Closing correct any Noncompliance Matter or grant a credit against the Purchase Price as aforesaid, Buyer may not subsequently terminate or decline to consummate this Agreement on the grounds of the inaccu-racy of the representation or warranty or failure of the covenant or condition, nor shall Buyer have any rights to recover damages by reason thereof;

          (b) If the Noncompliance Matter is one which is not a liquidated claim which can be discharged by the payment of money alone ("Unliquidated Noncompliance Matter"), Seller shall have the right (but shall not be obligated) to undertake to cure and remove same prior to Closing or, if Seller is unable (or unwilling to state that Seller will be able to do so) Seller shall have the sole right and option, based upon its evaluation of the asserted Unliquidated Noncompliance Matter, to determine whether Seller will agree to indemnify Buyer against any claim, liability, loss, cost, damage or expense (including reasonable attorneys' fees and expenses) which is the direct and proximate result of the Unliquidated Noncompliance Matter in question, in which event:

              (i) If Seller and Seller's Parent will agree to indemnify Buyer as aforesaid with respect to such Unliquidated Noncompliance Matter, then Buyer shall be obligated to consummate the transactions contemplated by this Agreement unless such Unliquidated Noncompliance Matter can reasonably be expected to have a materially adverse effect on the Property or operation of the Business. Any indemnification instrument shall exclude any liability on the part of Seller for any special or consequential damages and shall be in a form approved by the Buyer.

              (ii) If either (A) Seller will not agree to indemnify Buyer as aforesaid in connection with such Unliquidated Noncompliance Matter or (B) such Unliquidated Noncompliance Matter can reasonably be expected to have a materially adverse effect on the Property or operation of the Business, Buyer shall have the right and option either to (1) waive such Unliquidated Noncompliance Matter and proceed with Closing with credit and offset against the Purchase price or (2) terminate this Agreement;

              (iii) If prior to Closing a dispute arises between the parties hereto as to (i) whether any matter asserted is a Noncompliance Matter or Unliquidated Noncompliance Matter; (ii) the cost to correct any Noncompliance Matter; or (iii) whether any Unliquidated Noncompliance Matter can reasonably be expected to have a materially adverse effect on the Property or operation of the Business, such dispute shall be resolved by final and binding arbitration in accordance with the p rovisions of the Nevada Uniform Arbitration Act, Nev. Rev. Stat. Section 38.015 et seq. ("Arbitration Act").
                     -------

     11.4  Specific Performance.  Buyer and Seller each acknowledge that
           --------------------
the transactions contemplated by this Agreement are unique and there may be no adequate remedy at law if Seller fail to perform any of their obligations hereunder. In addition to any other rights or remedies Buyer may have, Buyer shall have the right to obtain specific performance of the obligations of Seller hereunder.

                                  ARTICLE XII
12   Closing
     -------

     12.1  Closing.  Unless extended as permitted in this Agreement, the
           -------
closing ("Closing") shall be held at the offices of United Title Company, on or before the tenth (10th) day after Buyer obtains the licenses from and/or a finding of suitability by the Nevada Gaming Authorities to enable Buyer to conduct gaming on the Real Property, or at such other time and place in metropolitan Las Vegas, Nevada as the parties may agree (the actual date of closing being herein referred to as the "Closing Date").

     12.2  Seller's Delivery.  At the Closing, Seller shall deliver possession
           -----------------
of the following to Buyer:

          (a) A grant, bargain and sale deed ("Deed") conveying the Real Property to Buyer subject only to the Permitted Exceptions and other matters permitted under Section 5.2;

          (b) A bill of sale conveying the Personal Property to Buyer, subject to no liens or encumbrances other than Permitted Encumbrances;

          (c) An assignment to Buyer of all of Seller's right, title and interest in and to the Intangible Personal Property;

          (d) An assignment to Buyer of all of Seller's right, title and interest in and to all assignable Contracts, to be effective at the Closing Date;

          (e) An assignment to Buyer of all of Seller's right, title and interest in and to the Leases to be effective at the Closing Date;

          (f) The Material Contracts and other Contracts, except to the extent previously delivered to Buyer or located at the Real Property;

          (g) All consents obtained by Seller with respect to assignment of any of the Contracts;

          (h)   The Title Policy and Reinsurance Agreements (if any);

          (i) A "non-foreign affidavit," properly executed by officers of Seller in recordable form, containing such information as shall be required by
Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended ("Code") and the temporary regulations issued thereunder. In the event that final regulations shall have been issued under Section 1445(b)(2) of the Code by the Closing Date, such non-foreign affidavit shall be in the form required thereunder;

          (j) Possession of the Property shall be delivered to Buyer as of midnight on the Closing Date, to the extent applicable, the transfer of possession shall be pursuant to the closing memorandum approved by the Nevada Gaming Authorities.

          (k) On the Closing Date, authorized representatives of Buyer and Seller shall take inventory of (i) all baggage, suitcases, luggage, valises and trunks of hotel guests checked or left in the care of Seller, (ii) all luggage or other property of guests retained by Seller as security for unpaid accounts receivable, and (iii) the contents of the storage room; provided, however, that no such baggage, suitcases, luggage, valises or trunks shall be opened. Except for such of the property referred to in (ii) above, which shall be removed from the Premises by Seller on the Closing Date, all such baggage and other items shall be sealed in a manner to be agreed upon by the parties and listed in an inventory prepared and signed jointly by representatives of Buyer and Seller on the Closing Date. Buyer shall be responsible from and after said date for all baggage and other items listed in such inventory and, where the seals have been broken, for the contents thereof. Seller shall be responsible for said contents if the seals have not been broken and for all luggage or other property of guests not listed on such inventory or retained by Seller as security for unpaid accounts receivable. By conveying the Property to Buyer on the Closing Date, Seller shall be deemed, without further action, to have assigned any storage, warehouse or innkeepers liens it may have under applicable law.

          (l) Safe deposit boxes in use by customers at the Closing Date will be sealed in a reasonable manner mutually agreeable to Buyer and Seller. Representatives of both Buyer and Seller shall be given notice and an opportunity to be present when a seal is broken. Seller will have no further responsibility for seals broken without the presence of Seller's representative unless such representative fails to be present after being provided notice pursuant to this Section.

Buyer will have no responsibility for loss or theft from a safe deposit box whose seal was broken in the presence of Seller's representative or without the presence of such representative but after giving such representative notice as provided below. Seller will make a representative available within one (1) hour after Buyer notifies the person whom Seller will from time to time designate. At the Closing, Seller shall designate in writing its initial safe deposit representative. All safe deposit keys, combinations and records shall be delivered to Buyer at the Closing.

          (m) At the Closing, Seller and Buyer shall perform the following functions for all motor vehicles that were checked and placed in the care of
Seller: (i) mark all motor vehicles with a sticker or tape; and (ii) prepare an inventory of such items ("Inventoried Vehicles") indicating the check number applicable thereto and any damage thereto. Thereafter, Buyer shall be responsible for the Inventoried Vehicles except for damage indicated in the inventory and Seller shall be liable for claims with respect to any other vehicles.

          (n) Such other agreements, notices, certificates or other instruments as are required to be delivered by Seller hereunder, including but not limited to, any receipts or certificates provided for in NRS 364A.200, 372.620, 612.695 and 244.335.

     12.3   Buyer's Delivery.   At the Closing Buyer shall deliver or cause to
be delivered to Seller the following:

          (a) Payment of the Purchase Price pursuant to Section 3.2 hereof and any other payments to be made on the Closing Date by Buyer as provided in this Agreement;

          (b) An instrument evidencing assumption by Buyer of the Assumed Liabilities effective as of the Closing Date;

          (c) Such other agreements, notices, certificates and other instruments as are required to be delivered by Buyer hereunder.

     12.4  Approval of Closing Documents.  All certificates, instruments,
           -----------------------------
documents and agreements to be executed and delivered at Closing shall be in form and substance reasonably acceptable to and approved by the parties and their counsel.

     12.5  Possession.  Possession of the Property shall be delivered to Buyer
           ----------
at Closing.

     12.6  No Merger.  None of the covenants and agreements of Buyer and
           ---------
Seller, as the case may be, contained in this Agreement shall merge with any deed or conveyance, and such covenants and agreements shall survive the Closing and shall continue in full force and effect until such time, if any, as provided in such covenant or agreement or otherwise limited by law.


                                 ARTICLE XIII

13   Post Closing Covenants
     ----------------------

     13.1  Further Assurances.  Each party shall, at the request of the
           ------------------
other, at any time and from time to time following the Closing, execute and deliver to the requesting party all such further instruments as may be reasonably necessary or appropriate in order more effectively to (a) assign, transfer and convey to Buyer, or to perfect or record Buyer's title to or interest in the Property, (b) evidence and confirm the assumption by Buyer of the liabilities of Seller to be assumed by Buyer pursuant to this Agreement, or
(c) confirm or carry out the provisions of this Agreement.

     13.2  Cooperation Retention of Records.  Each party acknowledges that
           --------------------------------
the other may be a party to legal proceedings following the Closing which relate to the Business or Property, and covenants to maintain and make available to the other upon reasonable request and at the expense of the requesting party, (a) any and all file and business records in its custody or control relating to the Business or Property, and (b) any and all individuals employed by the other party hereto whose testimony or knowledge, in the reasonable opinion of the other party's counsel, is necessary or useful to it with respect to the issues involved in such litigation or preparation therefor. Buyer shall keep and maintain all files, records and other information which Seller shall deliver to Buyer or leave on the Real Property either at Buyer's offices on the Real Property or at storage locations in Las Vegas, Nevada for a period of at least five (5) years after the Closing. Before destroying any such files, records or information Buyer shall notify Seller and Seller may, at its expense, retain the same. Seller shall be entitled at all reasonable times to inspect and make copies at Seller's expense of such files, records and information.

     13.3  Labor Arbitration and Grievances of Sellers.  In the event there
           -------------------------------------------
are any claims concerning or arising from periods prior to the Closing Date which are unasserted as of the Closing Date or there are pending and unresolved as of the Closing Date any employee complaints, charges or grievances before any court, governmental agency or arbitrator between Seller and any applicant, employee, or discrimination complaints in any state or federal agency or court filed by or on behalf of any applicants, employees or former employees of Seller, arising in connection with the Business, Seller shall be solely responsible for the handling and/or the resolution of said matters subject to the following conditions:

          (a) Buyer shall make available to Seller all records in the possession of Buyer and all witnesses employed by Buyer which Seller reasonably believes are necessary or appropriate in connection with the handling or resolution of such matters. Buyer agrees to cooperate with Seller in any other manner reasonably requested by Seller for the satisfactory resolution of such matters;

          (b) In the event the resolution of any such matter requires that any terminated employee be reinstated, Buyer agrees to reinstate said employee in its operation in ac-
cordance with said resolution provided that no voluntary resolution shall result
                              --------
in a reinstatement without the consent of Buyer, which consent shall not be unreasonably withheld;

          (c) Any duty to pay wages or benefits to or on behalf of a terminated employee from the date of termination to the date of reinstatement shall remain the obligation of Seller. Any such obligation accruing after reinstatement shall be the responsibility of Buyer.

                                  ARTICLE XIV
14   Brokerage Fees
     --------------

          Each of the parties hereto agree to indemnify and hold and save the other or others harmless from any brokerage or finder's fees, commissions, compensation or expenses (including reasonable attorneys' fees and other expenses incurred in connection with any such claim) which may be due or asserted by reason of any such agreement or purported agreement by the indemnifying party regarding the transaction contemplated herein.

                                   ARTICLE XV

15    Survival of Representations and Warranties:  Indemnification
      ------------------------------------------------------------

     15.1  Seller's Indemnity.  Seller and its Parent Corporation
           ------------------
(Guarantor) covenants and agrees to defend and indemnify and save and hold Buyer and Guarantor harmless at all times after the Closing in respect of any and all claims, liabilities, loss, cost, damage and expense, including reasonable attorneys' fees and expenses arising from, by reason of or in connection with any untruth, breach or inaccuracy in any material respect of any representation or warranty on the part of Seller under Section 6.1 of this Agreement, or in any certificate or other instrument provided for in this Agreement.

     15.2 Buyer's Indemnity. Buyer covenants and agrees to indemnify and save and hold Seller and it's Parent Corporation harmless at all times after the Closing in respect of any and all claims, liabilities, loss, cost, damage and expense, including reasonable attorneys' fees and expenses any and all damages, arising from, by reason of, or in connection with any untruth, breach or inaccuracy in any material respect of any representation or warranty on the part of Buyer under Section 6.2 of this Agreement, or in any certificate or other instrument provided for in this Agreement.

     Further, Buyer further covenants and agrees to indemnify and save and hold Seller harmless at all times after the execution of this Agreement in respect of any and all claims, liabilities, loss, cost, damage and expense, including reasonable attorneys' fees and expenses arising from any claim by a third party asserting that Buyer's execution of and performance of this Agreement is unlawful and/or violates any duty of Guarantor to such third party.

     15.3  Notice of Claim.  Each indemnified party hereunder agrees that
           ---------------
promptly upon its discovery of any event, occurrence, fact, circumstance or other matter which, in its reasonable judgment, gives rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (any such third party action being collectively referred to herein as a "Claim") with respect to any matter as to which it is entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party together with a statement of such information respecting such Claim as it shall then have and that such Claim is one as to which such party is entitled to indemnification under this Agreement. The omission of any indemnified party so to notify an indemnifying party of any such Claim shall not relieve the indemnifying party from any liability in respect of such Claim which it may have otherwise had to such indemnified party on account of any damages which are the subject of such Claim except and only to the extent that the indemnifying party is prejudiced thereby, and in no event shall the indemnifying party be relieved of any other liability which it may have to such indemnified party pursuant to this Agreement. Upon receiving such notice, the indemnifying party, at its election, shall have the right of defense against such Claim, by counsel of its own choosing, at the indemnifying party's expense. The indemnified party shall cooperate fully in all respects with the indemnifying party in any such defense, including, without limitation, by making available to the indemnifying party all pertinent information under the control of the indemnified party (including consultation with, and testimony, advise and assistance of officers, employees and agents of the indemnified party having knowledge of the matters in dispute). If the indemnifying party does not notify the indemnified party, within ten (10) days of the indemnified party's notice to the indemnifying party of a Claim, that the indemnifying party will defend the same, or should the indemnifying party fail to file any answer or other pleading at least five
  (5) days before the same is due, the indemnified party may defend or settle such Claim in such manner as the indemnified party deems appropriate, in its sole discretion. If the indemnifying party so notifies the indemnified party concurrently with the indemnifying party's notice of election to defend, the indemnifying party may defend, but not settle, a Claim with out waiving its rights to assert that such Claim is not subject to the indemnity agreements in this Article 15. If the indemnifying party elects to defend a Claim, the indemnified party may, at the indemnified party's expense, participate in such matter with counsel of the indemnified party's own choosing.
. . . . .
. . . . .

. . . . .

                                  ARTICLE XVI
16    Guarantor
      ---------

     16.1 In the event that William G. Bennett assigns this Agreement pursuant to Paragraph 18.2 to an entity which he is the majority owner, William G. Bennett hereby guarantees prompt and satisfactory performance of this Agreement in accordance with all its terms and conditions.


     16.2 Sahara Gaming Corporation, the Parent Company of Seller, hereby guarantees prompt and satisfactory performance of this Agreement in accordance with all its terms and conditions.

                                  ARTICLE XVII
17    Notices
      -------

     17.1 Any and all notices or demands permitted or required to be given hereunder shall be in writing and shall be validly given or made when personally delivered or when actually received as prepaid, certified or registered mail, return receipt requested, or by commercial courier service, addressed as follows:

If to Seller, to:                      with copies to:

Hacienda Hotel, Inc.                   Vargas & Bartlett
c/o Paul Lowden                        c/o William Raggio
2535 Las Vegas Blvd., South            P.O. Box 281
Las Vegas, NV 89109                    Reno, NV 89504

If to Buyer, to:                       with copies to:

William G. Bennett                     Cherry, Bailus & Kelesis
6170 W. Desert Inn Road                c/o George P. Kelesis
Las Vegas, NV 89134                    600 So. Eighth Street
                                       Las Vegas, NV 89101


          Any party hereto may change its address for the purpose of receiving notices or demands by written notice to the other party hereto given as herein provided.

                                  ARTICLE XVII
18   Miscellaneous
     -------------

     18.1  Nevada Law.  The laws of the State of Nevada applicable to
           ----------
contracts made and wholly performed therein shall govern the validity, construction, performance and effect of this Agreement.

     18.2  Assignment; Binding Effect.  Buyer may not assign, transfer or
           --------------------------
convey any of its rights herein or hereunder to any person or entity whatsoever without the prior written consent of Seller. Notwithstanding the foregoing, Buyer may assign his rights and interests hereunder, without obtaining Seller's consent, to any entity Buyer is a majority owner thereof. Other than stated herein, any attempt to assign or transfer this Agreement without such consent shall, at Seller's option, be considered null and void and of no force and effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns.

     18.3  Partial Invalidity.  If any term, provision, covenant or
           ------------------
condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated.

     18.4  Time of Essence.  Time is of the essence of this Agreement and
           ---------------
all of the terms, provisions, covenants and conditions hereof.

     18.5  Captions.  The captions appearing at the commencement of the
           --------
Articles and Sections hereof are descriptive only and for convenience in reference to this Agreement and in no way whatsoever define, limit or describe the scope or intent of this Agreement.

     18.6  Pronouns.  Masculine or feminine pronouns shall be substituted
           --------
for the neuter form and vice versa in any place or places herein in which the context requires such substitution or substitutions.

     18.7  Knowledge of Party.  Any representation or warranty herein
           ------------------
contained made by or on behalf of a party to the knowledge of such party shall be deemed to mean and be limited to actual knowledge of an executive officer of such party of the matter in question, or actual knowledge of such facts as would charge such executive officer of such party with knowledge of the matter in question.

     18.8  Entire Agreement; Amendment; Waiver.  This Agreement constitutes
           -----------------------------------
the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior agreements, brochures, informational memoranda, representations and understandings of the parties. No amendment or modification of this Agreement shall be binding unless executed in writing by the parties. Except as may be otherwise provided in this Agreement, no waiver of any of the provisions, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless evidenced by an instrument in writing executed by the party against whom the waiver is sought to be enforced.

     18.9  No Third Party Beneficiary.  This Agreement is for the benefit
           --------------------------
of, and may be enforced only by, Seller and Buyer and their respective successors and permitted assigns, and is not for the benefit of, nor intended to be for the benefit of, and may not be enforced by, any third party.

     18.10  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, with each counterpart being deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     18.11  Attorney's Fees.  If any action is brought by any party hereto
            ---------------
concerning a breach of any of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other party the reasonable attorneys' fees and expenses of the prevailing party incurred in connection therewith.

     18.12  Jurisdiction.  Seller and Buyer agree that the State of Nevada
            ------------
shall have sole and exclusive jurisdiction over any action brought to enforce the terms of this Agreement.

     18.13  No Party Deemed Drafter.  The parties agree that neither party
            -----------------------
shall be deemed to be the drafter of this Agreement and that in the event this Agreement is ever construed by a court of law or entity, such court shall not construe this Agreement or any provision hereof against either party as the drafter of the Agreement, Seller and Buyer acknowledging that each has contributed substantially and materially to the preparation hereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement
for Purchase and Sale as of the            10th       day of    January
                                ----------------------      ------------------,
1995.

     "SELLER"                                     "SELLER'S PARENT CORPORATION
                                                   GUARANTOR""
     HACIENDA HOTEL, INC.                              SAHARA GAMING CORPORATION




By:        PAUL LOWDEN                               By:    PAUL LOWDEN
     --------------------------------                   ---------------------
Its:              President                             Its:  President
        ---------------------------------                   --------------------



     "BUYER"


     WILLIAM G. BENNETT
     ------------------
     WILLIAM G. BENNETT

                                    EXHIBITS

                                      "A"
                                (SECTION 2.1(A))
                           REAL PROPERTY DESCRIPTION
                           -------------------------


2.1a  Real Property description (see attached)

                                      "A"


PARCEL I:
- ---------

A portion of the Northwest Quarter (NW 1/4) of the Southeast Quarter (SE 1/4) of
Section 29, Township 21 South, Range 61 East, M.D.B. & M., Clark County, Nevada, being more particularly described as follows:

COMMENCING at the Northeast corner of the Southeast Quarter (SE 1/4) Section 29; thence North 89.46'53" West along the Northerly line of the Southeast Quarter (SE 1/4) of said Section 29, a distance of 150.01 feet to a point on the Westerly right-of-way of U.S> Highway No. 91 (Las Vegas Blvd., South); thence continuing North 89.46'53" West along the Northerly line of the Southeast Quarter (SE 1/4) of said Section 10 a distance of 2052.58 feet to a point on the Easterly right-of-way line of Interstate No. 15 & U.S. 91 & 466; thence South 00.07'28" West along said right-of-way a distance of 1000.00 feet to a point; thence South 89.46'53" East a distance of 2061.15 feet to a point on the Westerly right-of-way line of U.S. Highway 91 (Las Vegas Blvd. South); thence North 00.22'00" West along said right-of-way a distance of 1000.05 feet to the TRUE POINT OF BEGINNING.

EXCEPT THEREFROM with a non-exclusive easement for ingress and egress over the following described property:

That portion of the Northeast Quarter (NW 1/4) of Section 29, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, being more particularly described as follows:

COMMENCING at the Southeast corner of the Northeast Quarter (NE 1/4) of Section 29; thence South 00.22'00" East along the East line thereof. (said line also being the centerline of Las Vegas Blvd. South) a distance of 1000.05 feet; thence North 89.46'40" West along a line 1000 feet Southerly and parallel to the North line of the Southeast Quarter (SE 1/4/) of said Section 29, a distance of
150.00 feet to a point on the Westerly right-of-way line of Las Vegas Blvd. South (300.00 feet wide); thence North 00.20'00" West along the Westerly right-of-way line a distance of 67.00 feet; thence North 89.46'40" West a distance of
343.16 feet; thence North 00.33'20" East a distance of 237.00 feet; thence North 89.46'40" West a distance of 101.00 feet to the TRUE POINT OF BEGINNING; thence continuing North 89.46'40" West a distance of 375.00 feet; thence North 00.13'20" East a distance of 78.00 feet; thence South 89.46'40" East a distance of 375.00; thence South 00.13'20" West a distance of 78.00 feet to the TRUE POINT OF BEGINNING.

                                  "A" CONTINUED
                                 --------------

PARCEL II:
- ----------

That portion of the Southeast Quarter (SE 1/4) of Section 29, Township 21 South, Range 61 East, M.D.M., more particularly described as follows:

COMMENCING at the Northeast corner of the Southeast Quarter (SE 1/4) of said
Section 29; thence South 00.22'00" East along the East line thereof. (said line also being the centerline of Las Vegas Blvd. South) a distance of 1000.05 feet; thence North 89.46'40" West along a line 1000 feet Southerly and parallel to the North Line of the Southeast Quarter (SE 1/4) of said Section 29, a distance of
150.00 feet to a point on the Westerly right-of-way line of Las Vegas Blvd. South (300.00 feet wide); thence North 00.33'20" West along the Westerly right of way line a distance of 67.00 feet; thence North 89.46'40" West a distance of
343.16 feet; thence North 00.33'20" East a distance of 237.00 feet; thence North 89.46'40" West a distance of 101.00 feet to the TRUE POINT OF BEGINNING; thence continuing North 89.46'40" West a distance of 375.00 feet; thence North 00.13'20" East a distance of 78.00 feet; thence South 89.46'40" East a distance of 375.00 feet; thence South 00.13'20" West a distance 78.00 feet to the TRUE POINT OF BEGINNING.

                                      "B"
                                (SECTION 2.2(1))
                                CHOSES IN ACTION
                                ----------------


Sales Tax Refund  -   Chartwell Sales Tax Advisors

                                      "C"
                                (SECTION 2.2(J))
                    THIRD PARTY (TANGIBLE PERSONAL PROPERTY)
                    ----------------------------------------

VOL.          NAME                             DATE        TERM
- --------------------------------------------------------------------------------
          TYPE
- -----------------------------------------------------------------------

 -   SAHARA HOTEL                -              -         SHOWER OF CASH MACHINE
                                              (ASSET OF SAHARA NEVADA CORP.)

 -   SAHARA HOTEL                -              -              CONVENTION RISERS
                                              (ASSET OF SAHARA NEVADA CORP.)

                                      "D"
                                SECTION 2.2 (K))
                      PERSONAL PROPERTY RETAINED BY SELLER
                      ------------------------------------


1. Personal property of Mr. Paul Lowden stored in the suite located on the 11th floor

2.   Personal tools of the mechanics

3.   Hacienda Classic Slot Machines

                                      "E"
                                 SECTION 2.2(L)
                        OTHER ASSETS RETAINED BY SELLER
                        -------------------------------

None.

                                      "F"
                                  SECTION 3.5
                           PURCHASE PRICE ALLOCATION
                           -------------------------


     The purchase price shall be allocated in accordance with the agreed fair market value as of the closing date as follows:

          Assets                                        Purchase Price
          ------                                        --------------

     Leasehold Improvements                             $
     Furniture and Furnishings                              600,000
     Fixtures
     Equipment and Appliances                             6,000,000
     Inventory and Supplies
     Real Property                                       14,000,000
     Buildings and Structures                                 34,000,000
     Motor Vehicles and other
         transportation equipment                            75,000
     All other tangible personal property                 1,050,000
     Goodwill and other intangibles                            24,275,000
                                                              -----------
                                                        $80,000,000
                                                        ===========

     Seller and Buyer shall timely comply with their respective Internal Revenue Service information reporting requirements by completing and attaching all required forms to their respective Income Tax Returns for the tax year that includes the date on which the sale and purchase of the property is consummated.

                                      "G"
                                      ----
                               MATERIAL CONTRACTS
                               ------------------

Vol.  NAME                 DATE          TERM                  DESCRIPTION
- ----------                 ----          ----                  -----------

GAMING EQUIPMENT
- ----------------

I    DP STUD, INC.         4/93      ANNUAL RENEWAL   *CARIBBEAN STUD

I    GAMES OF NEVADA       2/8/93    ANNUAL RENEWAL   *FLIP IT MACHINE LEASE

I    THE CIT GROUP         8/6/91    FOUR YEARS       SLOT EQUIP FINANCING

I    INTL GAME TECH        1/5/94    21 MONTHS        SLOT EQUIP FINANCING

I    IGT MEGABUCKS         12/23/94                   *NEVADA MEGABUCKS
                                                      PROGRESSIVE AGREEMENT

I    INTL GAME TECH        11/24/92  3/1/93-2/3/95    SLOT EQUIP FINANCING

I    BALLY GAMING          11/16/94  24 MONTHS        SLOT EQUIP FINANCING

I    SIGMA GAME, INC.      1/19/94   12 MONTHS        SLOT EQUIP FINANCING

- -    UNIVERAL              7/1/93    MONTHLY          BIG BERTHA MIDAS TOUCH

HOTEL EQUIPMENT AND RELATED
- ---------------------------

I    HOSPITALITY           11/10/90  THROUGH 12/95    *IN-ROOM MOVIES

I    SVS DATA CORP.        8/3/94    TWO YEARS        *CASH ADVANCE EQUIP.
                                                      INSTALLATION

I    COPELCO               5/31/91   SEVEN YEARS      ELECTRONIC SIGN
                                                      FINANCING

I    PITNEY BOWES          6/11/92   51 MONTHS        MAIL EQUIPMENT LEASE

I    HOTELEX               1/19/87   ANNUAL RENEWAL   *ROOM AVAILABILTY
                                                      SYSTEM

I    SILVER STATE          8/31/90   ANNUAL RENEWAL   *TRASH COMPACTER LEASE/
     DISPOSAL                                         SERVICE

I    ECOLAB                6/5/92    ANNUAL RENEWAL   DISHWASHER SERVICE

II   NEVADA PAY PHONE      10/14/94  1/28/95-1/28/99  PAY PHONE CONCESSION

II   ON SITE TV            12/7/94   90 DAY TRIAL     IN-ROOM TV SERVICE

II   PALISADES                                        VIDEO AMUSEMENT DEVICES
     AMUSEMENTS

- -    TRIPLE CROWN             -               -       DART STANDARDS (#160)
     PRODUCTS                                         SHRED IN HACIENDA WRHSE

                                      "G"

                              Material Contracts
                              ------------------

Vol. NAME                 DATE       TERM             DESCRIPTION
- ---------                 ----       ----             -----------

HOTEL OPERATIONS
- ----------------

I    ASCAP                7/5/94     ANNUAL RENEWAL   MUSIC LICENSING

I    US PLAYING CARDS     6/17/91    ANNUAL RENEWAL   PLAYING CARDS

II   MISSION INDUSTRIES   8/11/94    THROUGH 7/9/99   GUEST LINEN SERVICE

II   CASHMAN              12/1/92    FIVE YEARS       PHOTO CONCESSION
     PHOTOGRAPHY

II   WCT COMMUNICATIONS   10/17/94   12/17/94-        LONG DISTANCE SERVICE
                                     12/17/96         CONTRACT

II   PEPSI COLA COMPANY   7/12/91    8/1/91-          BEVERAGE SUPPLY &
                                     8/1/96           SERVICE

LABOR CONTRACTS
- ---------------

V    CULINARY WORKERS     9/19/90    6/1/89-          UNION LABOR CONTRACT
     LOCAL 226 & BARTENDERS          6/1/94*
     UNION, LOCAL 165

V    TEAMSTERS LOCAL 995  9/2/92     4/2/91-          UNION LABOR CONTRACT
                                     4/1/94*

V    IATSE (STAGEHANDS)              6/1/89-          UNION LABOR CONTRACT
                                     6/1/94*

V    UNITED BROTHERHOOD OF           8/1/94-          UNION LABOR CONTRACT
     CARPENTERS & JOINERS OF         7/31/98
     AMERICA

V    INTL. BROTHERHOOD OF            8/11/94-         UNION LABOR CONTRACT
     PAINTERS                        7/31/98

V    INTL. UNION OF OPERATING        8/11/94-         UNION LABOR CONTRACT
     ENGINEERS LOCAL 501             3/31/98

V    UNITED BROTHEROOD OF            8/1/94-          UNION LABOR CONTRACT
     CARPENTERS                      7/31/98


*CONTRACT RENEWALS ARE IN THE NEGOTIATION PROCESS

                                "G"
                              Material Contracts
                              ------------------

Vol. NAME                 DATE           TERM         DESCRIPTION
- ---------                 ----           ----         -----------

OTHER CONTRACTS
- -----------------

- -     YESCO               3/14/94         -           HACIENDA SIGN,
                                                      ELECTRONIC MSG UNIT

- -     GOLD KEY TIMES      VARIOUS        VARIOUS      RIGHT TO USE
      SHARE PROGRAM

                                     "G"
                  Contracts (Excluding Material Contracts)
                  -----------------------------------------

Vol. NAME                  DATE         TERM            DESCRIPTION
- ---------                  ----         ----            -----------

FACILITY MAINTENANCE
- --------------------

I       WILTEL, INC.       5/26/92      THREE YEARS     PHONE EQUIP. MAINTENACE

I       IMAGINEERING       2/1/94       ANNUAL RENEWAL  KENO EQUIPMENT LEASE
        SYSTEMS

I       JOE BUNTROCK       1/10/94      2/1/94-         POOL SERVICE
                                        1/31/95

I       DON BELL SIGN CO.  5/31/91      SEVEN YEARS     ELECTRONIC SIGN MAINT.

I       YOUNG ELECTRIC     10/5/92      FIVE YEARS      MARQUEE MAINTENANCE
        SIGN COMPANY

I       CUMMINS-ALLISON,   12/23/92     ANNUAL RENEWAL  COIN HANDLING EQUIP.
        CORPORATION                                     #54628

I       CUMMINS-ALLISON,   12/23/92     ANNUAL RENEWAL  COIN HANDLING EQUIP.
        CORPORATION                                     #54635

I       CUMMINS-ALLISON,   12/23/92     ANNUAL RENEWAL  COIN HANDLING EQUIP.
        CORPORATION                                     #54634

I       AMERICAN OFFICE    1/26/94      ONE YEAR        PHOTOCOPY SVS CONTRACT
        EQUIPMENT

I       BETZ-ENTEC, INC.   3/24/92      ANNUAL RENEWAL  WATER TREATMENT
                                              CHEMICALS AND SERVICE

I       VALLEY MAINT.      2/14/81      ANNUAL RENEWAL  WINDOW WASHING SERVICE

I       MILLAR ELEVATOR    1/27/92      2/1/92-2/1/97   ELEVATOR SERVICE

I       INDOOR JUNGLE      3/11/92      ANNUAL RENEWAL  PLANT RENTAL

I       SIMPLEX            10/30/91     ANNUAL RENEWAL  TIME CLOCK SERVICE

I       ECOLAB             11/8/91      ANNUAL RENEWAL  PEST CONTROL

I       TISCOR             1/29/92      ANNUAL RENEWAL  TWO-WAY RADIO SERVICE

                                        "G"
                     Contracts (Excluding Material Contracts)
                     ----------------------------------------

Vol. NAME                  DATE         TERM            DESCRIPTION
- ---------                  ----         ----            -----------

WHOLESALE ROOM CONTRACTS
- ------------------------

III  AAFFORDABLE           10/27/94     1/3/95-         WHOLESALE ROOM CONTRACT
     AMERICA VACATIONS                  1/2/96

III  AC GROUP SERVICES     9/26/94      1/2/95-         WHOLESALE ROOM CONTRACT
                                        12/29/95

III  ADVENTURE TOURS,      8/29/94      1/1/95-         WHOLESALE ROOM CONTRACT
     INC.                               12/28/95

III  AIRTOURS HOLIDAYS,    8/24/94      1/9/95-         WHOLESALE ROOM CONTRACT
     LTD.                               3/27/95

III  AMBER VACATIONS       6/24/94      1/1/95-         WHOLESALE ROOM CONTRACT
                                        12/29/95

III  AMERICAN AIRLINES     6/15/94      1/2/95-         WHOLESALE ROOM CONTRACT
     FLYAWAY VACATIONS                  12/28/95

III  AMERICANA WEST        8/31/94      1/1/95-         WHOLESALE ROOM CONTRACTS
     TOURS                              12/29/95

III  AMERICAN TOURS        12/7/94      4/1/95-         WHOLESALE ROOM CONTRACTS
     INTL.                              3/31/96

III  APPLE VACATIONS       7/21/94      1/2/95          WHOLESALE ROOM CONTRACT
                                        12/29/95

III  AVISA                 12/9/94      1/1/95-         WHOLESALE ROOM CONTRACT
                                        12/22/95

III  BEST RESERVATIONS,    9/13/94      1/2/95-         WHOLESALE ROOM CONTRACT
     INC.                               12/29/95

III  BLACKJACK TOURS      8/30/94       1/1/95          WHOLESALE ROOM CONTRACT
                                        12/28/95

III  CANADIAN HOLIDAYS    6/21/94       9/2/94-         WHOLESALE ROOM CONTRACCT
                                        9/1/95

III  CITYWIDE             11/8/94       1/3/95-         WHOLESALE ROOM CONTRACT
     RESERVATIONS                       12/22/95

                                        "G"
                     Contracts (Excluding Material Contracts)
                     --------------------------------------------

Vol. NAME                  DATE         TERM            DESCRIPTION
- ---------                  ----         ----            -----------

WHOLESALE ROOM CONTRACTS (CON'T)
- ----------------------------------

III  CONTIKI HOLIDAYS      6/28/93      4/3/94-         WHOLESALE ROOM CONTRACT
     USA                                4/5/95

III  COSMOS HOLIDAYS       9/8/94       1/2/95-         WHOLESALE ROOM CONTRACT
                                        1/6/95

III  CUC TRAVEL            11/15/94     1/2/95-         WHOLESALE ROOM CONTRACT
                                        12/22/95

III  CYPRESS COAST         9/30/94      1/2/95-         WHOLESALE ROOM CONTRACT
     TOURS                              12/29/95

III  DESTINATION           7/1/94       7/1/94-         WHOLESALE ROOM CONTRACT
     AMERICA, INC.                      12/29/95

III  FUNJET VACATIONS      10/6/94      1/1/95-         WHOLESALE ROOM CONTRACT
                                        1/1/96

III  GALA TRAVEL           11/2/94      1/2/95-         WHOLESALE ROOM CONTRACT
     SERVICE                            12/22/95

III  H.I.S. TOURS          8/13/94      1/1/95-         WHOLESALE ROOM CONTRACT
                                        12/29/95

III  I.T.H., LTD           6/21/94      9/2/94-         WHOLESALE ROOM CONTRACT
                                        9/1/95

III  KAMAAINA              9/12/94      1/2/95          WHOLESALE ROOM CONTRACT
     DESTINATIONS                       12/21/95


III  KINGDOM TOURS         8/20/94      1/2/95-         WHOLESALE ROOM CONTRACT
                                        1/1/96

III  LAS VEGAS TOURIST     10/31/94     1/2/95-         WHOLESALE ROOM CONTRACT
     BUREAU                             12/29/95

III  LAS VEGAS TRAVEL      11/9/94      1/1/95-         WHOLESALE ROOM CONTRACT
                                        12/22/95

III  LAS VEGAS ROOM        11/21/94     1/2/95-         WHOLESALE ROOM CONTRACTS
     RESERVATIONS                       12/22/95

III  MLT VACATIONS,        10/17/94     1/1/95          WHOLESALE ROOM CONTRACT
     INC.                               1/1/96

                                        "G"
                     Contracts (Excluding Material Contracts)
                     -------------------------------------------

Vol. NAME                  DATE         TERM            DESCRIPTION
- ---------                  ----         ----            -----------

WHOLESALE ROOM CONTRACTS (CON'T)
- --------------------------------

III  MR. TRAVEL,           8/12/94      1/2/95-         WHOLESALE ROOM CONTRACT
     INC.                               1/1/96

III  MTI VACATIONS         9/14/94      1/2/95          WHOLESALE ROOM CONTRACT
                                        1/1/96

III  ORIENTAL PLAYERS      10/20/94     1/2/95-         WHOLESALE ROOM CONTRACT
     EXPRESS, INC.                      6/1/95

III  PLAYER EXPRESS        10/27/94     10/5/94-        WHOLESALE ROOM CONTRACT
     VACATIONS                          12/22/95

III  RELIANCE TRAVEL,      8/5/94       1/2/95-         WHOLESALE ROOM CONTRACT
     INC.                               12/29/95

III  SILVERWING            9/21/94      1/2/95-         WHOLESALE ROOM CONTRACT
     HOLIDAYS                           12/29/95

III  SUNMAKERS             7/15/94      1/1/95-         WHOLESALE ROOM CONTRACT
     12/29/95

III  SUNQUEST VACATIONS    12/8/94      11/27/94-       WHOLESALE ROOM CONTRACT
                                        12/22/95

III  TRADEMARK             9/15/94      1/1/95-         WHOLESALE ROOM CONTRACT
     VACATIONS, INC.                    12/28/95

III  VIVA LAS VEGAS        12/9/94      1/1/95-         WHOLESALE ROOM CONTRACT
                                        12/22/95

Vol. NAME                  DATE         TERM            DESCRIPTION
- ---------                  ----         ----            -----------

CONVENTION AND GROUP CONTRACT (DEFINITE)
- ----------------------------------------

IV  CONSUMER               2/10/94      1/1/95          CONVENTION/GROUP
    ELECTRONICS SHOW                    1/15/95

IV  LAS VEGAS              1/3/94       1/8/95-         CONVENTION/GROUP
    HORSESHOE TOURNAMENT                1/13/95

IV  BLUE RIDGE             10/27/94     1/8/85-         CONVENTION/GROUP
    CHARTERS                            1/15/95

IV  INTL. ASSN. OF         10/14/94     1/11/95-        CONVENTION/GROUP
    ARSON INVESTIGATORS                 1/15/95

IV  BUCHANON-PRATT         9/8/94       1/13/95-        CONVENTION/GROUP
    WEDDING PARTY          1/15/95

IV  FORD JENSEN            1/19/94      1/15/95-        CONVENTION/GROUP
    REAL ESTATE SEMINAR                 1/18/95

IV  LAS VEGAS STAMP        5/30/94      1/19/95-        CONVENTION/GROUP
    FAIR                                1/22/95

IV  GRAPHIC                1/28/94      1/19/95-        CONVENTION/GROUP
    COMMUNICATIONS                      1/22/95
    INTL. UNION

IV  CARROLL-GILMORE        11/28/94     1/20/95-        CONVENTION/GROUP
    WEDDING                             1/23/95

IV  SIXTH US ARMY UNIT     3/2/94       1/22/95-        CONVENTION/GROUP
                                        1/26/95

IV  MINUTE MUFFLER         9/14/94      1/29/95-        CONVENTION/GROUP
                                        2/2/95

IV  KINGDOM TOURS          9/20/94      1/30/95-        CONVENTION/GROUP
                                        2/3/95

IV  LAS VEGAS OPEN         8/26/91      2/3/95-         CONVENTION/GROUP
    DART TOURNAMENT                     2/5/95

IV  USPA & IRA - WEST      5/27/94      2/5/95-         CONVENTION GROUP
    REGION                              2/9/95

Vol. NAME                  DATE         TERM            DESCRIPTION
- ---------                  ----         ----            -----------

CONVENTION AND GROUP CONTRACT (DEFINITE CON'T)
- ------------------------------------------------

IV   MCDERMOTT             9/16/94      2/5/95-         CONVENTION GROUP
     ANNIVERSARY PARTY                  2/9/95

IV   WESTERN FLOOR         5/16/94      2/8/95-         CONVENTION GROUP
     COVERING ASSN         2/12/95

IV   E&L ENTERTAINMENT     11/2/93      2/9/95-         CONVENTION GROUP
                                        2/13/95

IV   MORREALE/RHODES       11/9/94      2/12/95-        CONVENTION GROUP
     WEDDING                            2/14/95

IV   CYPRESS COAST         7/20/94      2/15/95-        CONVENTION GROUP
     TOURS                              2/17/95

IV   SO NV NARCOTICS       4/19/94      2/23/95-        CONVENTION/GROUP
     ANONYMOUS                          2/27/95

IV   21ST CENTURY          9/7/94       2/27/95         CONVENTION/GROUP
     TRAVEL GROUP          3/3/95

IV   LONG BEACH            10/19/94     3/3/95-         CONVENTION/GROUP
     BASKETBALL            3/5/95

IV   CANADIAN OLDTIMERS    9/14/94      3/12/95-        CONVENTION/GROUP
     HOCKEY                             3/17/95

IV   THOMSON TRAVEL        11/28/94     3/16/95-        CONVENTION/GROUP
     GROUP                              3/19/95

IV   MARCH MULTI           11/9/94      3/16/95-        CONVENTION/GROUP
     CULTURAL CONFERENCE                3/18/95

IV   RUDESILL WEDDING      11/28/94     3/17/95-        CONVENTION/GROUP
                                        3/19/95

IV   WILD WEST ARTS CLUB   7/15/94      3/23/95-        CONVENTION/GROUP
                                        3/27/95

IV   NETWORLD&INTERLOP     6/30/94      3/26/95-        CONVENTION/GROUP
     '95                                4/2/95

                                      "G"
                   Contracts (Excluding Material Contracts)
                   ----------------------------------------

Vol. NAME                  DATE         TERM            DESCRIPTION
- ---------                  ----         ----            -----------

CONVENTION AND GROUP CONTRACT (DEFINITE CON'T)
- ------------------------------------------------

IV   ERHART/DEMPSEY        10/10/94     3/27/95-        CONVENTION/GROUP
     GROUP                              3/31/95

IV   CHILD FREE NETWORK    7/11/94      3/29/95-        CONVENTION/GROUP
                                        4/3/95

IV   PRINCE HALL GRAND     6/20/94      3/30/95-        CONVENTION/GROUP
     LODGE OF NEV.         4/2/95

IV   HAPPY TRAIL TOURS     11/11/94     4/2/95-         CONVENTION/GROUP
                                        4/5/95

IV   LA POLICE             4/22/94      4/6/95-         CONVENTION/GROUP
     REVOLVER CLUB         4/10/95

IV   LAPD VEGAS            11/18/94     4/7/95-         CONVENTION/GROUP
     BAKER RUN                          4/10/95

IV   DUCHARME FAMILY       2/24/94      4/7/95-         CONVENTION/GROUP
     REUNION                            4/9/95

IV   NATL. ASSN. OF        11/3/94      4/9/95-         CONVENTION/GROUP
     BROADCASTERS                       4/14/95

IV   POULENCE GROUP        10/26/94     4/11/95-        CONVENTION/GROUP
                                        4/12/95

IV   LOUIES GOLF GROUP     12/14/94     4/12/95-        CONVENTION/GROUP
                                        4/16/95

IV   LIBERTY VOYAGES       10/1/94      4/13/95-        CONVENTION/GROUP
     GROUP                              4/14/95

IV   GOLD PROSPECTORS      4/20/94      4/14/95-        CONVENTION/GROUP
     ASSN. OF AMERICA                   4/17/95

IV   H/3/5 REUNION         9/6/94       4/18/95-        CONVENTION/GROUP
                                        4/23/95

IV   BOURGINON GROUP       9/2/94       4/19/95-        CONVENTION GROUP
                                        4/20/95

IV   INSTITUTE OF MGT.     8/10/94      4/21/95-        CONVENTION/GROUP
     ACCOUNTANTS                        4/23/95

Vol. NAME                 DATE        TERM              DESCRIPTION
- ---------                 ----        ----              -----------

CONVENTION AND GROUP CONTRACT (DEFINITE CON'T)
- -----------------------------------------------

IV   UNIVERSELLE GROUP    9/1/94      4/23/95-          CONVENTION GROUP
                                      4/26/95

IV   MESSICK GROUP        11/17/94    4/24/95-          CONVENTION GROUP
                                      4/28/95

IV   BONJOUR TOURS        9/12/94     4/25/95-          CONVENTION GROUP
                                      4/26/95

IV   USS FOND DU LAC      5/16/94     5/1/95-           CONVENTION GROUP
     REUNION              5/5/95

IV   VILLAGE CHARTERS     7/22/94     5/8/95-           CONVENTION/GROUP
                                      5/10/95

IV   USS BISBEE           7/20/94     5/8/95-           CONVENTION/GROUP
                                      5/11/95

IV   NV APARTMENT         6/20/94     5/15/95-          CONVENTION/GROUP
     ASSN.                            5/16/95

IV   DESTINATION          10/27/94    5/17/95-          CONVENTION/GROUP
     AMERICA                          5/18/95

IV   CUMMINGS/NEILAND     11/1/94     5/18/95-          CONVENTION/GROUP
     WEDDING                          5/21/94

IV   ERHART/DEMPSEY       10/10/94    5/22/95-          CONVENTION/GROUP
     GROUP                            5/26/95

IV   NURSING EDUCATION    6/16/94     6/2/95-           CONVENTION/GROUP
     OF AMERICA                       6/7/95

IV   77TH STREET          6/16/94     6/11/95-          CONVENTION/GROUP
     ALUMNI REUNION                   6/14/95

IV   NIGERIAN REUNION     4/20/94     6/15/95-          CONVENTION/GROUP
                                      6/18/95

IV   AAA WORTHINGTON      10/25/94    7/2/95-           CONVENTION/GROUPP
     GROUP                            7/3/95

IV   LOU PARKS GROUP      11/15/94    7/9/95-           CONVENTION/GROUP
                                      7/13/95

Vol. NAME                 DATE        TERM              DESCRIPTION
- ---------                 ----        ----              -----------

CONVENTION AND GROUP CONTRACT (DEFINITE CON'T)
- -----------------------------------------------

IV   TURNER FAMILY        6/28/94     7/9/95-           CONVENTION/GROUP
     REUNION                          7/13/95

IV   KINGDOM TOURS        10/21/94    7/10/95-          CONVENTION/GROUP
                                      7/14/95

IV   ENHANCEMENT          12/7/94     7/12/95-          CONVENTION/GROUP
     NETWORK                          7/17/95

IV   INTL. JUGGLERS       5/31/94     7/16/95           CONVENTION/GROUP
     ASSN.                            7/21/95

IV   SMENTEK 50TH         1/31/94     7/21/95-          CONVENTION/GROUP
                                      7/23/95

IV   DIMERY/WATSON        5/11/94     7/27/95           CONVENTION/GROUP
     FAMILY REUNION                   7/29/95

IV   CHESS 50TH           10/27/94    8/3/95-           CONVENTION/GROUP
     WEDDING ANNIVERSARY              8/6/95

IV   SOCIETY OF WILD      7/22/94     9/5/95-           CONVENTION/GROUP
     WEASELS                          9/8/95

IV   VILLAGE TOURS        9/19/94     9/6/95            CONVENTION/GROUP
                                      9/8/95

IV   KNIGHTS OF PYTHIAS   4/21/94     9/7/95            CONVENTION/GROUP
     OF NV.                           9/10/95

IV   FIEMS FAMILY         3/30/94     9/8/95-           CONVENTION/GROUP
     REUNION                          9/12/95

IV   SO NV STREET ROD     8/4/94      9/15/95           CONVENTION/GROUP
     ASSN                             9/18/95

IV   ERHART/DEMPSEY       10/10/94    9/18/95-          CONVENTION/GROUP
     GROUP                            9/22/95

IV   CRAM GROUP           12/9/94     9/21/95-          CONVENTION/GROUP
                                      9/22/95

IV   ATC KERMEN GROUP     11/18/94    9/25/95-          CONVENTION/GROUP
                                      9/26/95

                                     "G"
                   Contracts (Excluding Material Contracts)
                   ----------------------------------------

Vol. NAME                 DATE        TERM              DESCRIPTION
- ---------                 ----        ----              -----------

CONVENTION AND GROUP CONTRACT (DEFINITE CON'T)
- ------------------------------------------------

IV   SO. NV BUICK         11/1/94     9/28/95-          CONVENTION/GROUP
     CLUB                 10/1/95

IV   AMERICAN DENTAL      12/30/93    10/1/95-          CONVENTION/GROUP
     ASSN                 10/10/95

IV   ERHART/DEMPSEY       10/10/94    10/23/95-         CONVENTION/GROUP
     GROUP                            10/27/95

IV   CHAPTER 1 STATE      1/26/94     11/6/95-          CONVENTION/GROUP
     CONFERENCE                       11/8/95

IV   CALIFORNIA HOCKEY    8/13/94     11/9/95-          CONVENTION/GROUP
     PRODUCTIONS                      11/12/95

IV   ERHART/DEMPSEY       10/10/94    11/20/95-         CONVENTION/GROUP
     VIP GROUP                        10/24/95

IV   WACWEE               10/14/94    1/18/96-          CONVENTION/GROUP
                                      1/21/96

IV   LAS VEGAS OPEN       8/28/91     2/2/96-           CONVENTION/GROUP
     DART TOURNAMENT                  2/4/96

IV   CREDIT               8/4/93      3/14/96           CONVENTION/GROUP
     PROFESSIONAL INTL.

IV   QUANTUM              7/11/94     5/15/96-          CONVENTION/GROUP
                                      5/20/96

IV   USS LAKEWOOD         8/4/94      7/15/96-          CONVENTION/GROUP
                                      7/19/96

IV   COSMOPOLITAN INTL.   4/14/93     7/29/96           CONVENTION/GROUP
                                      8/2/96

IV   306TH BOMB GROUP     4/12/94     10/6/96-          CONVENTION/GROUP
                                      10/11/96

                                     "G"
                   Contracts (Excluding Material Contracts)
                   ----------------------------------------

Vol. NAME                 DATE        TERM              DESCRIPTION
- ---------                 ----        ----              -----------

ADVERTISING RELATED
- ---------------------

I    LAS VEGAS            12/18/91    ANNUAL RENEWAL    ADVERTISING
     RESERVATION SYSTEMS                                SIGNAGE

I    CONNELL OUTDOOR      1/4/94      2/1/94-           BILLBOARD
     ADVERTISING                      1/31/95           ADVERTISING

I    ALMAR OUTDOOR        12/27/91    ANNUAL RENEWAL    BILLBOARD
     COMPANY                                            ADVERTISING

I    MARVIN ADVERTISING   10/4/94     11/23/94-         CAB BACK DISPLAY
     COMPANY                          10/19/95          ADVERTISING

I    VIDIAD               12/7/94     3/1/95-           AIRPORT VIDEO WALL
                                      2/29/96

I    NELLIS CAB COMPANY   8/4/94      9/1/94-           CAB BACK DISPLAY
                                      9/1/95            ADVERTISING

I    UNITED OUTDOOR       2/23/94     9/13/96           BILLBOARD ADVERTISING
     ADVERTISING                      9/12/96

                                      "H"

                   CONTRACTS (EXCLUDING MATERIAL CONTRACTS)
                   ----------------------------------------

All contracts are listed on Exhibit "G".

                                      "I"
                                SECTION 4.2(N)
                              ASSUMED LIABILITIES
                              -------------------


4.2
- ---
(a)  Obligations under assumed Contracts (See Exhibits G,H,J and K)

(b)  Internal progressive slot machines (credit at closing)



     Internal Progressive Table Games (credit at closing)
          Caribbean Stud Program

     Progressive Pool Programs (Buyer responsibility)
          Reserve progressive jackpots
          - Mega Bucks
          - High Rollers
          - Nevada Nickles
          - Quartermania
          - Quarter Deluxe

                                      "J"
                                SECTION 4.2(C)
                           ASSUMED CUSTOMER BENEFITS
                           -------------------------


4.2
- ---
(c)  Unredeemed Bonus Points
          Hacienda Slot Club "Club Viva" (See Exhibit J-1)

     Advance Hotel Room Reservations

     Promotional Coupons

     Commitments under Contracts listed on Exhibits G,H, and I

                                      "K"
        CONTRACTS  (OTHER THAN THOSE DESCRIBED IN EXHIBITS "G" AND "H"
        --------------------------------------------------------------

None.

                                      "L"
                                SECTION 6.1(G)
                              AFFILIATED PARTIES
                              ------------------


     LICO, a company which is wholly owned by Paul W. Lowden, has provided entertainment services to the Hacienda. Currently, LICO provides entertainment services at the Hacienda under a "four wall" arrangement. Under the arrangement, the Hacienda is entitled to receive all beverage revenues from each show and LICO (i) is entitled to receive all admission fees, (ii) is responsible for all fixed and nonfixed costs of shows (including advertising and wholesale commissions), and (iii) pays the Hacienda a rental fee based on the number of persons attending each show. LICO must look solely to the perhead admission revenue to cover all costs of the shows and for any profit. The Hacienda is granted unlimited complimentary admissions for each show provided by LICO.

                                      "M"
                                SECTION 6.1(F)
                      SELLER LITIGATION AND OTHER ACTIONS
                      -----------------------------------

None.

                                      "N"
                                SECTION 6.1(G)

                            EMPLOYEE BENEFIT PLANS
                            ----------------------


. Medical, dental, vision-Two plans are offered: Health Plan of Nevada is a Health Maintenance Organization (HMO) and Silver State is Preferred Provider Organization (PPO). Both plans require monthly premiums paid by the employee and both plans allow for a Section 125 (pretax deduction of the medical premium). Employees are eligible to participate on the first of the month following completion of 90 days full-time employment.

. Group life & accidental death & dismemberment benefits are provided at no cost to the employee. Employees are eligible to participate on the first of the month following completion of 90 days full-time employment.

. Private life insurance is available for purchase from Aetna Life Insurance. The Universal Life 360 Plan is available to eligible employees who are 21 years old and employed for at least one year.

. Sahara Gaming Corporation Employee Retirement Savings Plan (Section 401K) is available to each employee who has completed one year of service and is at least age 21. The plan allows for employee contributions up to 15% of gross pay on a pretax basis which the company will match 25% on the first 6% of savings. In addition, the employee may contribute up to 10% of gross pay on an after tax basis.

                                      "O"
                               (SECTION 6.1(J))
                              LEASES AND LICENSES
                              -------------------

Vol. NAME                      DATE        TERM              DESCRIPTION
- ---------                      ----        ----              -----------

RETAIL AND RESTAURANT LEASE AGREEMENTS
- --------------------------------------

II   BAGS AND SHOES,INC.       1/10/94     ONE YEAR          SHOP RENTAL

II   DOLLY'S BRIDAL AND PROMS  4/15/94     ONE YEAR          SHOP RENTAL

II   FOR YOU, INC.             4/1/92      FIVE YEARS        SHOP RENTAL
     RENTAL

II   HACIENDA CROWN JEWELS     2/1/92      SEVEN YEARS       SHOP RENTAL
                                           SEVEN YEAR OPTION

II   HACIENDA HAIR SALON       4/1/92      THREE YEARS       SHOP RENTAL
                                           THREE YEAR OPTION

II   LANCE BURTON MAGIC SHOP   11/1/92     MONTH TO MONTH    SHOP RENTAL

II   LUGGAGE 2000              7/8/94      ONE YEAR          SHOP RENTAL

II   KIEM WILLIAMS (MEN'S SHOP)5/1/94      ONE YEAR          SHOP RENTAL

II   LITTLE CHURCH OF THE WEST 10/16/78    LEASE EXPIRED 1988  EXTERIOR GROUND
                                           MONTH TO MONTH    LEASE

II   LEROY'S HORSE AND SPORTS  6/30/94     ONE YEAR          SPORTS BOOK
     PLACE                                                   CONCESSION

II   IN FLIGHT PHONE CORP.     8/27/94  9/1/91 - 7/31/96     RENTAL OF ROOF
                                                             SPACE FOR ANTENNAS

II   GTE AIRFONE, INC.         6/24/94     ONE YEAR          RENTAL OF ROOF
                                                             SPACE FOR ANTENNAS

II   DIMARTINO RESTAURANT      5/1/92      FIVE YEARS        RESTAURANT SPACE
                                           FIVE YEAR OPTION  RENTAL

II   ALLSTATE CAR RENTAL       2/1/94  2/1/94 - 1/31/97      RENTAL CAR
                                                             CONCESSION

TIMESHARE PROGRAMS
- ------------------

- -    HACIENDA GOLD KEY                        -              HACIENDA ADVENTURE
     TIMESHARE PROGRAM                                       CAMPERLAND PROGRAM

                                      "P"
                                SECTION 6.1(K)
                       INSURANCE POLICIES AND CONTRACTS
                       --------------------------------


See attached Schedule outlining insurance coverage.

       -     Property
       -     Boiler and Machinery
       -     General Liability
       -     Excess Workers Compensation
       -     Umbrella Coverage

                                      "Q"
                      Buyer Litigation and Other Actions
                      ----------------------------------

                                   HACIENDA
                  3950 S. LAS VEGAS BLVD., LAS VEGAS, NEVADA

PROPERTY
- --------

     INSURANCE CARRIER:            AFFILIATED FM INSURANCE COMPANY

     BUILDING:           $76,407,951
     CONTENTS:           $18,792,000
     BUSINESS INCOME:    $14,700,000

     EDP, SIGNS, ACCOUNTS RECEIVABLE, VALUABLE PAPERS INCLUDED IN
     SAHARA GAMING CORPORATION'S BLANKET


BOILER AND MACHINERY
- --------------------

     INSURANCE CARRIER:               HARTFORD STEAM BOILER

     ACTUAL LOSS SUSTAINED NOT TO EXCEED $100,000,000 AS PART OF SAHARA
     CORP. BLANKET

GENERAL LIABILITY
- -----------------


     INSURANCE CARRIER: INSURANCE COMPANY OF THE WEST

     LIMITS:  PREMISES/OPERATIONS $1,000,000 PER OCCURRENCE
              PERSONAL & ADVERTISING INJURY $1,000,000 PER OCCURRENCE GENERAL AGGREGATE $2,000,000
              PRODUCTS/COMPLETED OPERATIONS $1,000,000 PER OCCURRENCE /$2,000,000 AGGREGATE
              EMPLOYERS LIABILITY $1,000,000 (NEVADA)

              EMPLOYEE BENEFITS LIABILITY $1,000,000 PER CLAIM
              (DED $1,000 PER CLAIM)

              BUSINESS AUTO $1,000,000 PER ACCIDENT OR LOSS
              UNINSURED MOTORIST $1,000,000
              PHYSICAL DAMAGE AS INDICATED ON VEHICLE SCHEDULE ON FILE WITH CARRIER.
              NON-OWNED/HIRED AUTO LIABILITY $1,000,000 (NEVADA)
              S.I.R. $5,000
              DRIVER OF OTHER CAR COVERAGE - FOR INDIVIDUALS ON FILE
              WITH CARRIER
              GARAGEKEEPERS COVERAGE $500,000 COMPREHENSIVE/$500,000 COLLISION (DED $2,500 FOR EACH CUSTOMER AUTO)

EXCESS WORKERS COMPENSATION:
- ----------------------------

                   CONTINENTAL CASUALTY ($1,000,000/$1,000,000)
                   S.I.R. $300,000 EACH OCCURRENCE
                   STATUTORY (WORKERS COMPENSATION)


UMBRELLA COVERAGE  ($50,000,000 AS FOLLOWS)
- -----------------

                   CARRIER:  FIDELITY & CASUALTY $10,000,000 EXCESS OF
                             PRIMARY

                   CARRIER: CHUBB/INTERSTATE FIRE & CASUALTY $15,000,000 EXCESS OF $10,000,000 EXCESS OF PRIMARY

                   CARRIER:  FIREMANS FUND $25,000,000 EXCESS OF
                             $15,000,000 EXCESS OF $10,000,000 EXCESS OF
                             PRIMARY

                     ASSIGNMENT AND CONSENT TO ASSIGNMENT
                     ------------------------------------


     For good and valuable consideration, the sufficiency of which is acknowledged, WILLIAM G. BENNETT ("Bennett"), Buyer under an Agreement for the Purchase and Sale of the Hacienda Hotel & Casino among the Hacienda Hotel, Inc. ("Hacienda"), Sahara Gaming Corporation ("Sahara") and William G. Bennett dated January 10, 1995 (the "Agreement"), hereby assigns all right, title and interest in and to such agreement to Circus Circus Enterprises, Inc. ("Circus Circus").

     Hacienda, a Nevada corporation, the Seller under the Agreement, and Sahara, a Nevada corporation, Guarantor under the Agreement, hereby consent to the foregoing Assignment. In acknowledging and consenting to the foregoing Assignment, the undersigned President of Hacienda and Sahara represents that he has full corporate authority to consent to the Assignment from Bennett to Circus Circus.

     Hacienda and Sahara represent and warrant to Circus Circus that attached hereto and incorporated herein by reference is a true, correct and complete copy of the Agreement.

     Circus Circus, by acceptance of this Assignment, hereby acknowledges its obligations to perform as Buyer under the Agreement and the provisions of that certain Letter Agreement dated March 3, 1995.
                               -------

     Bennett represents, acknowledges and confirms that to the best of his knowledge, he has fully and faithfully performed as the Buyer pursuant to the Agreement. Similarly, Sahara and Hacienda represent, acknowledge and confirm that to the best of their knowledge, Hacienda has fully and faithfully performed as the Seller pursuant to the Agreement.

     Circus Circus represents, acknowledges and confirms that it has performed due diligence in anticipation of performing as the Buyer's assignee pursuant to the Agreement, and is unaware of any breach and/or violation or default of any terms and/or conditions of the Agreement.

  DATED this  5th  day of March, 1995.
             -----        -----

                                HACIENDA HOTEL & CASINO


                            By    PAUL LOWDEN
                               ------------------------
                                 PAUL LOWDEN, President

                            SAHARA GAMING CORPORATION


                            By   PAUL LOWDEN
                               ------------------------
                                 PAUL LOWDEN, President





                                 WILLIAM G. BENNETT
                                 ------------------
                                 WILLIAM G. BENNETT


ACCEPTED AND APPROVED BY:

CIRCUS CIRCUS ENTERPRISES, INC.


By CLYDE T. TURNER
   ---------------

                                 March 3, 1995



William G. Bennett
6170 West Desert Inn Road
Las Vegas, Nevada 89134

          Re:  Sale of the Hacienda Resort Hotel and Casino

Dear Mr. Bennett:

     This letter sets forth certain modifications and/or clarifications to the Purchase and Sale Agreement ("Agreement") by and between Hacienda Hotel, Inc. ("Seller"), Sahara Gaming Corporation ("Guarantor") and William G. Bennett ("Buyer") entered into on January 10, 1995, pertaining to the sale of the assets of the Hacienda Resort Hotel and Casino. The parties to the January 10, 1995 Agreement are hereinafter sometimes referred to as "the Parties". The following modifications and clarifications to the Agreement are being made to facilitate the contemplated assignment by Buyer of his rights and obligations under the Agreement to Circus Circus Enterprises, Inc.

     A.   Clarifications.
          --------------

          1. The Parties agree that all assets to be conveyed to the Buyer or Buyer's assignee in accordance with the Agreement will be conveyed to Buyer or Buyer's assignee free and clear of all liabilities, security interests, liens and encumbrances except for those expressly approved by Buyer or Buyer's assignee.

          2. The Parties agree that the title exceptions set forth in Exhibit A, which is attached hereto and incorporated herein by reference, constitute reasonable title objections to the Preliminary Title Report prepared by United Title, dated February 13, 1995, and will be removed by Seller on or before the Closing. The Parties agree that Buyer or Buyer's assignee shall have five (5) days from the receipt of an ALTA/ASCM survey of the real property to notify Seller of any encroachments or any other matters, which in fact create a material impairment to the continued operation of the Business on the Real Property (the "Survey Objections"). Buyer or Buyer's assignee shall be deemed to have approved all title exceptions, except for the exceptions set forth in Exhibit A. Except as provided in the Agreement, Seller shall remove or cure all Survey Objections on or before Closing. Any title exception in the Preliminary Title Report approved or deemed approved by Buyer or Buyer's assignee shall constitute a Permitted Exception. Seller has heretofore disclosed to Buyer or Buyer's assignee that the Hacienda's variance allowing a 311 parking space reduction expires on or about October, 1995, and that a renewal of the variance or application for a permit to operate at a reduced level of parking spaces must be timely filed. Except as clarified by this paragraph, all other provisions of Article 5 of the Agreement dealing with the title remain in full force and effect.

         3. Seller confirms that as of the effective date of this letter, Seller has, to the best of its knowledge, provided Buyer or Buyer's assignee with copies of the contracts and leases affecting the property that will remain in effect after the Closing. Any contract that Seller becomes aware of after the date hereof shall be submitted to Buyer or Buyer's assignee as soon as Seller becomes aware of such contracts and leases, and Buyer or Buyer's assignee will have fifteen (15) days to notify Seller of any objections.

         4. Seller agrees at Closing to make full and final settlement with Seller's employees with respect to wages, salaries, bonus payments, severance pay, union dues, contributions to benefit plans, payroll taxes, holiday, birthday and other premium pay, and all the liabilities and obligations related to the employment by Seller, to the extent earned and accrued to the Closing date, or to reduce the purchase price by such amount as is acceptable to the Buyer or Buyer's assignee. Buyer or Buyer's assignee assumes no obligations, responsibilities or liabilities of any kind resulting or relating from the employment and/or termination by Seller of its employees, including but not limited to any obligation to continue to employ such persons. The Parties agree that Seller will take all reasonable steps to comply with the requirements of the Worker Adjustment and Retraining Notification Act (29 U.S.C. (S) 2101 et seq.), and the Parties agree that the Closing date will not occur prior to the time necessary for the Seller to comply with said Act.

     B.   Modifications.
          -------------

          1. The Parties acknowledge that certain information systems relating to the operation of the property ("Systems") are connected to or otherwise supported by Sahara Gaming Corporation, via its AS-400, T124 channel phone circuit, data communication lines between the Hacienda Hotel and Casino and the Sahara Hotel and Casino. Seller agrees to provide all computer software, hardware, communications interfaces and other technical peripheral systems and/or technical support ("Computer Services") necessary to enable Buyer to continue operation of the property until Buyer is able to convert the Systems to its own hardware/software platforms. The Parties shall cooperate to develop a plan to assure the orderly conversion of the Systems as expeditiously as possible, consistent with the operation of the property. Buyer agrees to pay its pro-rata share of the monthly communication line charges between the Hacienda Hotel and Casino and the Sahara Hotel and Casino, and a reasonable fee to be determined by the Parties on or before Closing, for the Computer Services until Buyer is able to convert the Systems to its own hardware/software platforms.

          2. The Parties agree that Section 12.2 (n) of the Agreement is hereby deleted and that pursuant to and in order to comply with NRS 364A.200, 372.620, 612.695, 244.335 and 244.3352, such amounts as Buyer or
          Buyer's assignee and Seller reasonably estimate are necessary to comply with the provisions of the above-mentioned statutes will be withheld by United Title out of the purchase price payable to Seller at Closing until such time as Seller furnishes Buyer or Buyer's assignee and United Title the receipts or certificates provided for in such statutes, or if not so provided for, such evidence as Buyer or Buyer's assignee may reasonably require to assure Buyer or Buyer's assignee that the applicable obligations have been paid. If Seller does not produce such receipts or certificates within the time period provided for in such statutes, or if any lien or claim therefore is asserted against Buyer or Buyer's assignee or the property, United Title shall pay such withheld sums to the appropriate authority. Buyer or Buyer's assignee and Seller shall execute mutual escrow instructions to carry out the provisions of this paragraph, and to authorize United Title to deposit such withheld amounts in an interest bearing account for the benefit of Seller.

         3. Seller and Buyer or Buyer's assignee designate United Title as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Internal Revenue Code.

         4. The Parties agree that before destroying any files, records or information of Seller with respect to the property, Seller shall notify Buyer or Buyer's assignee and Buyer or Buyer's assignee may, at its sole expense, copy and retain same. Buyer or Buyer's assignee shall be entitled at all reasonable times to inspect and make copies of such files, records and information maintained by the Seller with respect to the property.

         5. The Parties agree that references to Buyer's "Guarantor" are inapplicable and are deleted.

         6. The Parties agree that the notice provision of the Agreement is amended to provide that notices to Buyer shall be as follows:

         "Circus Circus Enterprises, Inc., 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Mike Sloan, with copies to Lionel, Sawyer & Collins, 300 South Fourth Street, Suite 1700, Las Vegas, Nevada 89101, Attention: Jeffrey P. Zucker."

         7. The Parties agree that Exhibits "E", "F", "H", "I", "K" and "M" shall be amended to read as Exhibits "E", "F", "H", "I", "K" and "M" attached hereto.

         8. The Parties agree that except as amended or clarified hereby, the Agreement shall remain unmodified and in full force and effect. To the extent of any conflict between the Agreement and this letter, the terms of this letter shall control.

                                 Yours truly,

                                  PAUL LOWDEN
                                  -----------
                                  Paul Lowden


AGREED AND CONSENTED TO


WILLIAM G. BENNETT
- ------------------
William G. Bennett


                                  EXHIBIT "A"

Legal Description.  The legal description appears defective as written.  It
- -----------------
contains various discrepancies and does not appear to close.

Exception Nos. 1 and 2.  These exceptions relate to taxes and must be updated to
- ----------------------
show no taxes due.

Exception No. 3.  This exception is for reservations and exclusions in patents.
- ---------------
An endorsement should be obtained.

Exception No. 15.  This exception concerns a transformer indemnity agreement
- ----------------
between Hacienda, Inc. and Nevada Power Company, and must be removed.

Exception Nos. 16, 17, 18, 19, 20, 21, 32 and 39.  These exceptions concern a
- ------------------------------------------------
note in the original principal amount of $25.3 million, a deed of trust, modifications of a deed of trust, UCC financing statements and other security instruments evidencing the secured interest of the Public Employees Retirement System of Nevada in real and personal property. These exceptions must be removed.

Exception No. 22.  This is a UCC-1 fixture filing evidencing the security
- ----------------
interest of Nevada National Leasing Co., Inc. in certain personal property. This exceptions must be removed.

Exception Nos. 24 and 25.  These are UCC-1 financing statements evidencing the
- ------------------------
security interest of Intermark Imagineering, Inc. in certain equipment. These exceptions must be removed.

Exception Nos. 26 and 27.  These are non-disturbance agreements whereby Valley
- ------------------------
Bank of Nevada agreed to honor membership rights of Hacienda Adventure and Hacienda Gold Key members in the event of a foreclosure. These documents describe a deed of trust benefiting Valley Bank of Nevada securing indebtedness in the principal amount of $3 million. The deed of trust does not show as an exception to title and these related non-disturbance agreements must be removed as title exceptions.

Exception No. 28.  This is a UCC-1 financing statement evidencing rights of
- ----------------
Sahara Finance Corp. (as assignee of Sahara Operating Limited Partnership) in certain payments and disbursements. This exception must be removed.

Exception Nos. 33 and 34 and 35.  These are UCC-1 financing statements
- -------------------------------
evidencing various interests of the CIT Group-Equipment Financing, Inc. (as assignee of Valley Leasing Company, Inc.). These exceptions must be removed.

Exception No. 41.  This is a UCC-1 financing statement evidencing a lease by
- ----------------
Young Electric Sign Company, of certain personal property. This exception must be removed.

              FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE
              --------------------------------------------------

     This First Amendment to the Agreement for Purchase and Sale ("Agreement") dated January 10, 1995, between Hacienda Hotel, Inc. ("Seller") and William G. Bennett ("Bennett"), and assigned by Bennett to Circus Circus Enterprises, Inc. ("Buyer").

                                  WITNESSETH:
                                  ----------

     WHEREAS, by the Agreement dated January 10, 1995, Seller, Sahara Gaming Corporation ("Guarantor") and Bennett entered into an agreement for the purchase and sale of the Real Property located in Clark, County, Nevada, commonly known as the Hacienda Resort Hotel and Casino (the "Hacienda") and the assets of the Business of the Hacienda; and

     WHEREAS, the Agreement was clarified and modified by that certain Letter Agreement signed by Paul Lowden and agreed and consented to by Bennett on March 5, 1995; and

     WHEREAS, the Agreement was assigned by Bennett to Buyer pursuant to that certain Assignment and Consent to Assignment executed by Seller, Guarantor and Bennett, and accepted and approved by Buyer on March 5, 1995; and

     WHEREAS, Buyer and Seller each desire that the Exhibits to the Agreement be modified as agreed by Buyer and Seller, and that the modified Exhibits be attached to this First Amendment to Agreement for Purchase and Sale ("First Amendment") as the final Exhibits to the Agreement; and

     WHEREAS, Buyer and Seller each desire to further modify certain terms to the Agreement.

     NOW, THEREFORE, it is hereby agreed by Buyer and Seller as follows:

     1.   Exhibits.  All of the Exhibits to the Agreement, namely Exhibits "A",
          --------
"B", "C", "D", "E", "F", "G", "H", "I", "J", "J-1", "K", "L", "M", "N", "O", "P"
and "Q", as modified by Buyer and Seller, shall be amended to read as Exhibits "A", "B", "C", "D", "E", "F", "G", "H", "I", "J", "J-1", "K", "L", "M", "N",
"O", "P" and "Q" attached hereto.

     2.  Contracts and Assumption of Liabilities.  Article IV of the Agreement
         ---------------------------------------
is hereby amended to add the following new Section 4.1(e):

         (e) For purposes of the Employee Retirement Income Security Act (ERISA), 29 U.S.C (S) 1381 et seq., Buyer and Seller hereby acknowledge that this Agreement, with respect to the sale by Seller and the purchase by Buyer, is a bona fide, arm's-length sale of assets to an unrelated purchaser. Furthermore, subject to Section 4.1(d), Buyer expressly acknowledges its obligation to contribute to multi-employer pension plans (collectively, "Plans") to which Seller has been obligated to contribute. Buyer and Seller hereby agree that written notification shall be provided to the subject Plans of Buyer's and Seller's intention that the sale be covered by ERISA pursuant to the requirements of 29 C.F.R. (S) 2643.11(a). Buyer hereby further agrees to provide sufficient financial or other information to the Plans to demonstrate to the satisfaction of the Plans that at least one of the criteria contained in 29 C.F.R. (S) 2643.12, (S) 2643.13, or (S) 2643.14(a) is satisfied, thereby eliminating the bond or escrow requirement of 29 U.S.C. (S) 1384(a)(1)(B); provided, Buyer in its sole discretion, may elect to post a bond or
- --------
amount in escrow in satisfaction of 29 U.S.C. (S) 1384(a)(1)(B). Seller hereby agrees to be secondarily liable, pursuant to 29 U.S.C. 1384(a)(1)(C), for its deferred withdrawal liability if Buyer withdraws from the Plans, or any single Plan, within five (5) years after the sale and does not pay its withdrawal liability.

     3.  Other Agreement Terms.  Except as modified in this First Amendment,
         ---------------------
all the terms, covenants and conditions of the Agreement shall remain in full force and effect.

     4.  Controlling Document.  To the extent that the provisions of this
         --------------------
First Amendment are inconsistent with the provisions of the Agreement, the terms of this First Amendment shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this First

Amendment to Agreement for Purchase and Sale as of the 10th day of January 1995.
                                                       ----        -------

     "SELLER"                      "SELLER'S PARENT CORPORATION
                                        GUARANTOR"
     HACIENDA HOTEL, INC.          SAHARA GAMING CORPORATION

By:  PAUL LOWDEN                   BY:  PAUL LOWDEN
     -----------                        -----------
Its: President                     Its: President
     ---------                          ---------


     "BUYER"

     CIRCUS CIRCUS ENTERPRISES, INC.


 By: Clyde T. Turner
     ---------------
Its: President
     ---------